The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-197434

PRELIMINARY PROSPECTUS SUPPLEMENT (Subject to Completion)	Dated June 17, 2015
(to Prospectus dated July 25, 2014)

Shares

Ordinary Shares

We are offering ordinary shares. Our ordinary shares are listed for trading on The NASDAQ Capital Market under the symbol “SPCB.” On June 16, 2015, the last reported sale price of our ordinary shares was $13.78 per share.

Our business and an investment in our ordinary shares involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-13 of this prospectus supplement and page 2 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount (1)	$	$
Proceeds, before expenses, to SuperCom	$	$

(1)	We refer you to “Underwriting” beginning on page S-38 of this prospectus supplement for additional information regarding total underwriting compensation.

The underwriters may also purchase up to an additional       ordinary shares from us at the public offering price, less the underwriting discount, within 30 days of the date of this prospectus supplement to cover over-allotments. If the underwriters exercise this option in full, the total discount will be $       , and the total net proceeds to us, before expenses, will be $       .

The underwriters expect to deliver the ordinary shares against payment in New York, New York on or about       , 2015.

Sole Book-runner

Cowen and Company

, 2015.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

PROSPECTUS

PROSPECTUS SUMMARY	2
RISK FACTORS	2
FORWARD-LOOKING STATEMENTS	15
RATIO OF EARNINGS TO FIXED CHARGES	16
CAPITALIZATION AND INDEBTEDNESS	16
MARKET FOR OUR ORDINARY SHARES	16
USE OF PROCEEDS	17
PLAN OF DISTRIBUTION	17
DESCRIPTION OF ORDINARY SHARES	20
DESCRIPTION OF WARRANTS	24
DESCRIPTION OF DEBT SECURITIES	25
FOREIGN EXCHANGE CONTROLS AND OTHER LIMITATIONS	28
AUTHORIZED REPRESENTATIVE	28
OFFERING EXPENSES	28
LEGAL MATTERS	29
EXPERTS	29
WHERE YOU CAN FIND MORE INFORMATION	29
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	29
ENFORCEABILITY OF CIVIL LIABILITIES	30

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of ordinary shares. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein, including without limitation Item 4.A. and Item 4.B. of our Annual Report on Form 20-F for the year ended December 31, 2014, filed with the Securities and Exchange Commission on April 13, 2015.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $50 million, of which this offering is a part.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized any other person to provide you with different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the ordinary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

All references in this prospectus supplement and the accompanying prospectus to “SuperCom,” the “Company,” “we,” “us,” “our,” or similar references refer to SuperCom Ltd., a company organized under the laws of the State of Israel, and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated. In this prospectus supplement, unless otherwise specified or unless the context otherwise requires, all references to "$" or "dollars" are to U.S. dollars and all references to "NIS" are to New Israeli Shekels. Except as otherwise indicated, the financial statements of and information regarding SuperCom are presented in U.S. dollars in accordance with generally acceptable accounting principles in the United States of America. The representative exchange rate between the NIS and the dollar as published by the Bank of Israel and effective on June 15, 2015, was NIS 3.842 per $1.00.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and does not contain all of the information you should consider before making your investment decision. Before investing in our ordinary shares, you should carefully read this entire prospectus supplement and the accompanying prospectus and the information incorporated herein and therein by reference, including our financial statements and the related notes included elsewhere in this prospectus supplement and the accompanying prospectus. You should also consider, among other things, the matters described under "Risk Factors" beginning on page 2 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case appearing elsewhere in this prospectus supplement and the accompanying prospectus and the information incorporated herein and therein by reference. As used in this prospectus supplement and the accompanying prospectus, the terms "we," "our," "us," or "the Company" refer to SuperCom Ltd. and its subsidiaries, taken as a whole, unless the context otherwise indicates.

History and Development of the Company

SuperCom Ltd. is a company organized under the laws of the State of Israel. The Company was incorporated in 1988. Our registered office is located at 1 Arie Shenkar, Herzlia, Israel, 4672501, telephone number +972-9-889-0880. Our agent in the United States is SuperCom, Inc., and is located at 200 Park Avenue South, New York, New York, telephone number +1 (212) 675-4606. Our authorized capital stock consists of 18,000,000 ordinary shares of which 13,840,349 were issued and outstanding as June 12, 2015.

Since the beginning of 2012, we have focused on leveraging our experience in the e-ID market and increasing our position in the market by: (i) proposing new technologies and solutions to our existing e-ID customers, (ii) securing other e-ID projects and (iii) retaining an outstanding group of market executives and experts, which allowed us to propose and implement what we believe to be competitive ID and e-ID solutions to the global markets.

During 2012, we entered into the growing electronic monitoring vertical markets for public safety, real time healthcare and homecare, and animal and livestock management, using our M2M suite of products.

On December 26, 2013 we acquired the SmartID™ division of On Track Innovations Ltd., or OTI, including all contracts, software, other related technologies and intellectual property assets. We paid OTI $8.8 million ($10 million less certain closing adjustments) at the closing and agreed to make contingent payments of up to $12.5 million pursuant to an earn-out mechanism based on certain performance and other milestones. As of December 31, 2014, we have paid $1 million under this earn-out mechanism.

During 2014, we identified the secure mobile payments market as a fast growing market where we can leverage synergistic technologies and a shared customer base to our e-ID division. During 2014, we also developed and introduced the SuperPay™ suite of products for secure mobile payments.

Company Overview

We are a global provider of traditional and digital identity solutions, providing advanced safety, identification, tracking and security products to governments and public organizations throughout the world. We offer three lines of products, our e-ID platform and solutions, from which we derive the majority of our revenue, our M2M/IoT suite and services and our Secure Mobile Payments (SMP) suite and solutions.

e-ID Platform and Solutions. Through our proprietary e-Government platforms and innovative solutions for traditional and biometrics enrollment, personalization, issuance and border control services, we have helped governments and national agencies design and issue secured multi-ID documents and robust digital identity solutions to their citizens and visitors. Our e-ID division engages in several activities and solutions, including the production of: (i) paper secured by different levels of security patterns (i.e., ultraviolet, holograms, etc.) and (ii) electronic identification secured by biometric data, principally used in connection with the issuance of national multi-ID documents (including IDs, passports, driver’s licenses, vehicle permits, and visas), border control applications, national ID registries, electronic passports, biometric visas, automated fingerprint identification systems, digitized driver’s licenses, and electronic voter registration and election management. Our solutions include MAGNA™, a complete end-to-end solution for the electronic identification documents

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and systems listed above. Customers of our e-ID division include governments in Europe, Asia and Africa. On December 26, 2013, we acquired the SmartID™ division of On Track Innovations Ltd., or OTI, including all contracts, software, other related technologies and IP assets. The SmartIDTM division has a strong international presence, with a broad range of competitive and well-known e-ID solutions and technology. The acquisition significantly expanded the breadth of our e-ID capabilities globally, while providing us with outstanding market and technological experts, together with advanced ID software platforms and technologies.

M2M/IoT Suite and Services. Our M2M solutions are designed to reliably identify, track and monitor people or objects in real time, enabling our customers to detect the unauthorized movement of people, vehicles and other monitored objects. We provide RFID and mobile technology, accompanied by services specifically tailored to meet the requirements of electronic monitoring. Our propriety M2M suite of hybrid hardware and software components is the foundation of these products and services. This suite can be used in various industries, including healthcare and homecare, security and safety, community public safety, law enforcement, electronic monitoring, livestock monitoring and building and access automation. Our M2M division has primarily focused on growing three markets: (i) public safety, (ii) healthcare and homecare and (iii) animal and livestock management.

SMP Suite and Solutions. During 2014, we identified the secure mobile payments market as a fast growing market where we can leverage synergistic technologies and a shared customer base to our e-ID division. Our SMP division offers a product called SuperPayTM with a suite of solutions for advanced secure mobile payments and financial services, ranging from mobile wallet to mobile point of service (POS). SuperPayTM allows customers to securely make payments using a mobile device (smartphones, tablets or traditional 2G/3G handsets) and allows merchants to use a smartphone, tablet or any existing POS to receive secure mobile payments. SuperPayTM features an array of payment technologies including near field communication (NFC) using host card emulation (HCE), bluetooth low energy (BLE) and audio, and secures payment by using one-time password (OTP), biometric authentication, and SuperCom's proprietary SafeMoneyTM platform.

Market Opportunity

We believe that our wide range of solutions offers us several opportunities across global markets and industries. The overall e-ID market remains strong. Our addressable market includes both developing and developed countries. The acquisition of the SmartIDTM division of OTI in late 2013 is bolstering our ability to win business around the world. The acquisition diversified our source of revenues and offered us access to new markets in Africa, Asia, and South America, all areas with great potential.

We plan to grow the e-ID division organically, by adding new e-ID government customers and by offering more services to existing customers. We believe that our platform is agile and scalable, meaning that once a customer is using one of our applications, it is easy to add additional applications and services, which can increase a client’s return on their investment. In addition, and as a result of successful integration of SuperCom and the SmartIDTM division, we are now well-positioned to work on larger international tenders. Leading into 2015, we began actively bidding on larger international tenders in markets where we see significant opportunities.

The opportunities we see in our e-ID segment may have an impact on the number of opportunities in our M2M and SMP segments as well. We have begun to leverage our e-ID existing customer base, and we believe that the expertise and robust innovative solutions in these two segments represent a significant opportunity for SuperCom.

We began marketing our M2M suite to customers in the United States and in Europe, South America and Africa in 2014. We have been in discussions with several potential customers in the United States, Europe and Asia who have issued tenders to which we have actively responded in the public safety segment. These tenders range in size from a couple of hundred to a couple of thousand units and we believe we are well positioned to win new contracts in the second half of 2015.

RFID is now a widely-adopted technology in the auto-identification market, which addresses electronic identification and location of objects. Typically, an RFID tag or transponder is incorporated into or attached to a product or person, and a handheld or stationary device that receives the radio frequency waves from these tags is used to determine their locations. Prior to the adoption of RFID, users identified and tracked assets manually and through the use of bar code technology. These solutions were limited because of the need for ongoing human intervention and the lack of

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instantaneous location capabilities. RFID technology possesses greater range, accuracy, speed and lower line-of-sight requirements than bar code technology.

In addition, there is always demand for better security systems and services. We believe that personnel and asset management are now leading security concerns in commercial and governmental enterprises, and that this should drive an increasing demand for secure, precise and cost-effective means to positively identify, locate, track, monitor, count and protect people and objects, including inventory and vehicles. Our wireless ID-enabled security solutions provide an optimal solution to these problems as our solutions reliably identify and track the movement of people and objects in real time, enabling our customers to detect unauthorized movement of vehicles as well as trace packages, containers and the access to premises by control personnel and vehicles.

With respect to our SMP division, research indicates that 2.5 billion people globally are un-banked (meaning they have no bank account or credit card), but over 1 billion of those people have access to mobile phones, which represents our SMP applicable market. We presented our mobile money and mobile payment suite at several large payment conferences and the global market interest to our solution is very encouraging. We believe that our ability to capture even a small portion of this fast growing market would represent a significant and long-term growth opportunity.

Our Strategy

We are focused on our core competencies, which are comprised of our e-ID platform and solutions, our M2M suite and solutions and our SMP suite and solutions. Our growth strategy includes the following components:

•	Develop strong strategic relationships with our business partners, including the systems integrators and representatives that introduce our products and solutions into their respective markets.

•	Employ dedicated sales personnel to work closely with our business partners. Our sales personnel will customize and adapt solutions that can then be installed and supported by these business partners.

•	Expand our M2M activities globally, particularly in Americas, Europe, and the Far East.

•	Leverage our customer base, M2M/IoT hybrid suite of M2M solutions, and IT management capabilities to secure additional long-term contracts with governments and communities in the public safety markets.

•	Leverage our reputation, talented personnel, and project management capabilities in the e-ID market to secure additional projects and solutions in the growing e-ID and e-Government markets.

•	Leverage our customer base, SuperPay™ hybrid suite of SMP solutions, and IT management capabilities to secure additional long-term contracts with governments and communities in the secure mobile payments market.

•	Develop strong strategic relationships with business partners that will introduce our solutions into the healthcare, homecare, animal and livestock management markets.

•	Develop strong strategic relationships with business partners in the financial services industry, and un-banked and mobile payments markets.

•	Identify and acquire synergistic contracts or businesses in order to reduce time to market, obtain complementary technologies and secure required references for international bids.

•	Grow our business in emerging markets with perceived significant growth opportunities.

We plan to target the following markets:

•	Additional national e-ID and e-Government clients with our e-ID technologies and products.

•	Public safety, including law enforcement agencies, community safety agencies and ministries of justice around the world, with our electronics monitoring, or EM, solutions, including electronic identification, monitoring and

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tracking solutions for house arrests, GPS tracking, inmate control, detainee monitoring, juvenile supervision and tracking of persons returned to communities.

•	Financial services market through our SMP suite and solutions.

•	Airports and ports with both our M2M and e-ID products and solutions. Our M2M products can help common carriers monitor, track, locate and manage multiple baggage items simultaneously, thereby reducing the risk of lost baggage, increasing customer service and improving security. Our e-ID solutions can offer airports and ports turnkey border control systems. Our border control system is based on passenger biometric identification applications, electronic passport identification, and both optical and electronic means to detect forged passports. The system, which is operable whether it is online or offline, enables border control officers to receive accurate identification based on a combination of two machine-readable biometric applications: fingerprints and facial recognition. We offer short implementation and quick integration with the existing border control system of the country and provide external interfaces to digital certificate authority for signature verification as well as interfaces to other agencies.

•	Businesses and industrial companies with our M2M/IoT suite, which can be used by businesses, shippers and warehouse operators to manage and track cartons, pallets, containers and individual items in order to facilitate movement, pick up orders, verify inventory and reduce delivery time. In addition, industrial companies can manage and track their mobile equipment and tools. We believe that our M2M/IoT Suite can increase efficiency at every stage of asset, inventory and supply chain management by enabling long-range identification and location of products and removing the need for their human visual identification. Our products also work in conjunction with existing bar coding and warehouse systems to reduce the risk of loss, theft and slow speed of transfer.

•	Hospitals and homecare with our M2M products. The healthcare sector has successfully utilized M2M technologies for the purposes of infant protection in maternity wards and resident safety in care homes similar to our asset and personnel location and identification system targeted at the secure facility and hazardous business sectors. Our PureRF™ Suite can provide solutions for the healthcare sector for asset, staff, patient and medical record location and identification. We believe that as hospitals continue to upgrade their security measures, M2M technology will be utilized in real-time location systems that are designed to immediately locate persons, equipment and objects within the hospital.

•	Animal and livestock owners with our M2M products. Farmers may use our M2M system to collect, analyze and detect critical heat and health issues. In addition, the system provides rumination monitoring consisting of health and reproduction intelligence, which optimizes milk production per cow. Pet owners may also use our M2M solutions, which provide the ability to locate, track and monitor their pets at a very low cost. Animal and livestock owners may use our M2M solutions to identify, locate, monitor and track herds and animals, as well as monitor their lifecycle.

Our Solutions and Products

e-ID and e-Government (e-ID) Division Products and Solutions

We have been active in the national ID and e-Government industry for more than 25 years. We work with governments and public sectors, and we believe SuperCom e-ID is an internationally recognized competitor in the design, development, integration and delivery of highly secured national ID and e-Government solutions.

We offer a complete end-to-end in-house solution for credentialing, identifying and verifying individuals by combining the capability to support biometric identification with the portability of smart cards. Most of our products are based on a common platform, which we refer to as MAGNA™, a complete end-to-end solution for such items as e-passports, national identity cards, voter identification cards and drivers’ licenses. Our solution covers everything necessary for a government to offer a particular service to the public: business process engineering, solution design and integration, hardware and software implementation, operator and technician training. The solution covers all workflows, managerial and operational reports, and it interfaces directly with the government’s business activity.

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In addition, our e-ID division offers a variety of related services, including: requirements extraction and system design, project management, project operation, training, operational processes optimization, assimilation, project financing (under BOT/PPP scheme), knowledge transfer, fee collection, maintenance and support and more.

We believe our e-ID systems comply with regional and international standards and enhance usability by using smart card applications. Our systems’ central servers include redundancy capabilities that provide disaster recovery or failover between sites. All solutions issue financial, accountability, transaction auditing and management information reports, which decrease the likelihood of tampering and fraud by individuals.

Our products combine the portability of smart cards with the capability to support advanced identification and authentication technology and manage significant amounts of information. Our MAGNA™ modular platform offers short implementation and quick integration with the existing border control system of a country and provides external interfaces to digital certificate authority for signature verification, as well as interfaces to other agencies. It offers a migration path to additional e-Government applications and to additional electronic ID documents, such as national IDs, voter IDs and drivers’ licenses. Our platform can be customized to support a large number of applications, and it has been deployed in different e-passport/national ID contracts worldwide. It is also being developed for additional applications, such as medical services.

Our border control system is based on passenger biometric identification applications, electronic passport identification, and both optical and electronic means of detecting forged passports. The system, operable online or offline, enables border control officers to receive accurate identification based on a combination of two machine-readable biometric applications: fingerprints and facial recognition.

M2M/IoT Division Products and Solutions

Our M2M/IoT division features an all-in-one active RFID technology accompanied by services specifically tailored to meet the requirements of the applicable industries, primarily: (i) public safety, (ii) healthcare and homecare, and (iii) animal and livestock management. Our PureRF™ suite assists companies in efficiently utilizing time and resources. We believe it has a number of advantages over other products for remote hands-off authentication, validation, identification, location and real-time monitoring of valuable personal resources and assets.

Equipped with complex IT knowledge and experience, our senior personnel from the M2M industry and our suite of products and software can customize M2M programs and solutions at all levels, from tags to readers to servers, and at all stages, from installation to monitoring.

PureRF™ Suite. Our PureRF™ Suite provides a secure, precise and cost-effective means to positively identify, locate, track, monitor, count and protect people and objects, including inventory and vehicles. Our PureRF™ Suite is a complete location position, or LP, system solution based on active RFID tag technology that provides commercial customers and governmental agencies enhanced asset management capabilities. The basic components of our PureRF™ Suite include:

PureRF™ Tags. The PureRF™ solution relies on small, low-powered PureRF™ tags that are attached to objects or people. These weatherproof and shock-resistant tags are inexpensive and attach easily to key chains, uniform equipment, property, or vehicles to allow identification and tracking wherever it is needed. License-free radio bands are used to track RF signals and can be read on handheld devices. Transmitters can be programmed for periodic or event-driven transmissions. For high-security sites or situations, encrypted tag-to-reader communication prevents cloning or copying. An integrated anti-collision algorithm allows multiple tags to be simultaneously identified by a single reader, allowing employees to be matched to individual laptops or assets, shipping pallets to merchandise, assets to “authorized” locations and drivers to specific vehicles.

Hands-Free Long-Range RFID Asset Tags. These tags provide real-time asset loss prevention, inventory management, and personnel/asset tracking. They identify and track laptops, office machines, computer systems, tools, and telephones. They also identify employees and visitors in office buildings, hospitals, retail stores, warehouses, industrial facilities, mines and military installations.

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Hands-Free Long-Range RFID Vehicle Tags. These tags provide long-range vehicle ID for parking and fleet management, access control, asset loss prevention at airports, gated communities, truck and bus terminals, employee parking lots, hospitals, industrial facilities, railroads, mines and military installations.

PureRF™ Readers. Our PureRF™ reader is used to receive status messages from PureRF™ tags. The PureRF™ reader is an intelligent, reliable and effective small long-range RFID reader with an integrated protocol converter. The protocol converter supports various standard interfaces such as 26 bit Wiegand format, serial RS-232, serial RS-485 or TCP/IP (Ethernet) protocols, which can be utilized in various solutions. Range-adjustable antennas can be discretely hidden to identify and track PureRF™ tag activity. PureRF™ readers can operate individually for small applications or in a network to cover wide areas. The units are small, reliable and effective and can be controlled by multiple communications media.

PureRF™ Activators. PureRF™ activators are used to improve the accuracy of locating assets compared to what is provided by the receiver ID. They are used primarily at entrances and exits. For this purpose, PureRF™ activators are deployed throughout the monitored space where improved tag location measurement is required. The PureRF™ activators continually transmit a short-range uniquely identifying LF signal. Tags can read this signal when they are close to the activator (up to about 24 feet). The activator ID that a tag reads is added to the message that the tag transmits to the receiver. An activator’s ID indicates the location of a PureRF™ tag.

PureRF™ Initializer. A PureRF™ initializer is a device that integrates an LF transmitter and an RF receiver into one device. This enables the PureRF™ initializer to perform bi-directional communication with the tags. The PureRF™ initializer is used to control a tag’s mode of operation (on/off) and to set or modify a tag’s operational parameters, such as transmission frequency (timing) and activated sensors.

Secure Mobile Payments Division Products and Solutions

Our SMP division offers a full suite of solutions, ranging from mobile wallet to mobile POS using a set of components and platforms to enable secure mobile payments and financial services. Our SMP products are device agnostic, allowing customers to securely make payments using any mobile device (including smartphones, tablets or traditional 2G/3G handsets) and allowing merchants to use any smartphone, tablet or any existing POS to receive secure mobile payments.

Our SMP products and solutions include:

SuperPayTM Suite. SuperPayTM is a secure mobile payment hybrid suite that allows mobile users to securely make payments while supporting 2G phones, 3G phones and smartphones. SuperPayTM features a number of secure payment methods including near field communication using host card emulation, blue-tooth low energy, Ultra-Sonic, and utilizes biometric authentication features already integrated in advanced smartphones such as iPhone 6’s Touch ID, Samsung 5’s fingerprint scanner, or external biometric authentication.

PureMoney Suite. Our PureMoney Suite provides a wide range of mobile money applications and services using a hybrid of components and services to enable secure mobile transactions. PureMoney features a number of secure money transfer methods including USSD, WAP, Wi-Fi, 3G, and SuperPayTM. It utilizes biometric authentication features already integrated in advanced smartphones such as iPhone 6, Samsung 5, or external biometric authentication. This means that 2G, 3G and smartphone owners can all use PureMoney. We believe that the PureMoney Suite for smartphones is the first to introduce a built-in mobile security threat scanner, allowing usage under uncontrolled network channels by identifying and neutralizing threats and suspicious activities.

SuperPOS™. SuperPOS™ is a new platform which allows any mobile phones to perform mobile payments by turning any iOS- or Android-based tablets or smartphones into a robust secure mobile payment POS. SuperPOS™ supports a number of ways to pay, including near field communication, blue-tooth low energy, Ultra-Sonic and host card emulation, and utilizes biometric authentication features. Mass transit channels, retail chain stores, and mom-and-pop shops globally may utilize this mobile payment opportunity by simply turning their tablet or smartphone into a secure POS device using the SuperPOS™ application.

SafeMoney for Smartphones. SafeMoney is a built-in mobile automated security threat scanner providing secure usability under uncontrolled network channels by identifying and neutralizing threats and suspicious activities.

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Sales and Marketing

We sell our systems and products worldwide through local representatives, subsidiaries and distribution channels that include direct sales and marketing through representatives. We currently have 18 employees that are directly engaged in the sale, distribution and support of our products through centralized marketing offices in distinct world regions, including the employees of our subsidiaries in the United States, Ecuador, Panama and Tanzania, who sell and support our products in their regions. We are also represented by several independent representatives.

We establish relationships with representatives through agreements that provide for the marketing of our systems and products. These agreements generally do not grant exclusivity to the representatives and, as a general matter, are not long-term contracts, do not have commitments for minimum sales and may be terminated by the representative. We do not have agreements with all of our representatives.

Key Customer Contracts

On March 25, 2014, we entered into an agreement whereby we provide consulting services for the design, development, implementation, commissioning and maintenance of a government customer’s new e-Government system. The agreement provides for a total contract sum of approximately $24 million, payable upon the completion of certain milestones. Phase I of the agreement consists of the design and implementation of the new system for an aggregate contract price of approximately $18 million. We received over 25% of this amount as advance payment for Phase I, and receive the remainder upon certain milestones during Phase I. Phase I is scheduled to last approximately 18 months. Under Phase II of this agreement, we will provide maintenance services for the five-year period following the system becoming operational in Phase I. The aggregate contract price for Phase II is $6 million, which will be comprised of a 25% advance payment at the onset of Phase II, with the remaining 75% paid in quarterly installments. This contract contains customary termination provisions for both parties. In addition, the customer may terminate the agreement, in whole or in part, at any time for its convenience.

On September 22, 2014, we entered into an agreement as contractor to a private company that was awarded an e-Government project in another country, for the design and implementation of three e-ID sub-systems along with support and maintenance services for the entire project. The agreement provides for a total contract price of approximately $19 million, payable upon the completion of certain milestones. The initial phase of the contract consists of the design and implementation of the sub-systems for an aggregate contract price of $14.3 million. We received $5.6 million of this amount as advance payment for the initial phase, and receive the remainder upon certain milestones during this phase. The initial phase is scheduled to last approximately 9 months. Following the systems becoming operational in the initial phase, we will provide maintenance services for a three-year period. The aggregate contract price for service and maintenance during this period is $4.5 million, which will be paid in quarterly installments. This contract contains customary termination provisions for both parties.

Principal Markets

The following table provides a breakdown of total revenue by geographic market for the three years ended December 31, 2014 (all amounts in thousands of dollars):

	Year ended December 31,
	2014	2013	2012
Europe	3,901	7,455	8,637
Africa	24,083	903	-
South America	1,479	33	-
United States	126	199	217
Israel	50	232	86
Other	64	-	-
Total	29,703	8,822	8,940

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The following table provides a breakdown of total revenue by product category for the three years ended December 31, 2014 (all amounts in thousands of dollars):

	Year ended December 31,
	2014	2013	2012
Products	4,982	5,392	3,856
Maintenance, royalties and project management	24,721	3,430	5,084
Total	29,703	8,822	8,940

Our revenues from projects in Africa increased in 2014 as a result of new awarded contracts in 2014 and an ongoing contract transferred to us as part of the acquisition of the SmartIDTM division from OTI.

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Competition

We assess our competitive position from our experience and market intelligence, including third party competitive research materials. We believe that Zebra, RF Code, Axcess, Ekahau, Wave Trend, Elpas and AeroScout are our potential competitors with respect to our RFID products and solutions. We believe that G4S/Guidance, Serco, 3M Monitoring, Buddi, iSecureTrac and SecureAlert are our potential competitors with respect to our EM products and solutions. We believe that Face Technologies, 3M/Cogent, Zetes Industries, Mühlbauer Group, Oberthur Technologies, Safran Morpho, Gemalto, Bundesdruckerei GmbH and Nadra are our potential competitors in the e-ID products and solutions market. We believe that Apple, Google, M-PESA, Giesecke & Devrient, MagTek, Square and VeriFone are the primary competitors for our SMP division. Due to the developing nature of the markets for our products and solutions and the ongoing changes in this market, the above-mentioned list may not constitute a full list of all of our competitors and additional companies may be considered our competitors.

Our management expects competition to intensify as the markets in which our products and solutions compete continue to develop. Some of our competitors may be more technologically sophisticated or have substantially greater technical, financial or marketing resources than we do, or may have more extensive pre-existing relationships with potential customers. Although our products and services combine technologies and features that provide customers with complete and comprehensive solutions, we cannot assure that other companies will not offer similar products in the future or develop products and services that are superior to our products and services, achieve greater customer acceptance or have significantly improved functionality as compared to our products and services. Increased competition may result in our experiencing reduced margins, loss of sales or a decrease in market share.

Intellectual Property

Our ability to compete is dependent on our ability to develop and maintain the proprietary aspects of our technology. We rely on a combination of patents, trademarks, copyrights, trade secrets and other intellectual property laws, as well as employee and third-party nondisclosure agreements, licensing and other contractual arrangements. However, these legal protections afford only limited protection for our proprietary technology and intellectual property.

In addition, the laws of certain foreign countries may not protect our intellectual property rights to the same extent as do the laws of Israel or the United States. Our method of protecting our intellectual property rights in Israel, the United States or any other country in which we operate may not be adequate to fully protect such rights.

Trademarks

We rely on trade names, trademarks and service marks to protect our name brands. We hold registered trademarks in several countries including Israel, the United States and the United Kingdom. We have registered trademarks for PureRFid®, SuperCom®, Vuance®, EduGate®, and “Vuance Validate your World”® and have applied for trademarks for PureMonitorTM, PureComTM, PureTagTM, PureTrackTM AAIDTM, SmartIDTM, MAGNATM and PureArrestTM.

Licenses

We license technology and software, such as operating systems and database software, from third parties for incorporation into our systems and products, and we expect to continue to enter into these types of agreements for future products. Our licenses are either perpetual or for specific terms.

As part of the sale of our e-ID activities to OTI in 2006, we received an irrevocable, worldwide, non-exclusive, non-assignable and non-transferable license to use the intellectual property that we transferred to OTI in connection with certain ongoing e-ID projects. This license was replaced by a full assignment of the IP following our acquisition of the SmartIDTM division from OTI in December 2013. As part of the acquisition of the SmartID™ division, we also received an irrevocable, worldwide, non-exclusive, non-assignable and non-transferable license to use certain intellectual property from OTI in connection with our past, ongoing and future e-ID projects.

Corporate Information

We are a company organized under the laws of the State of Israel that was originally formed in 1988 under the name

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SuperCom Ltd. On May 14, 2007, we changed our name to Vuance Ltd. and, on January 24, 2013, we changed our name back to SuperCom Ltd.

Our principal executive office and registered office is located at 1 Arie Shenkar, Herzlia, Israel, 4672501, telephone number +972-9-889-0880. Our agent in the United States is SuperCom, Inc., a Delaware corporation, and is located at 200 Park Avenue South, New York, New York, telephone number +1 (212) 675-4606. Our website is located at www.supercom.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus supplement.

Summary Financial Data

The following summary consolidated financial data for and as of the two years ended December 31, 2012, are derived from our audited consolidated financial statements, which have been prepared in accordance with U.S. GAAP. Our audited consolidated financial statements for the two years ended December 31, 2014, and as of December 31, 2013, and December 31, 2014, are incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary financial information as of March 31, 2015, and for the three month periods ended March 31, 2015 and March 31, 2014, have been derived from our unaudited financial statements, which include all adjustments consisting of normal recurring adjustments that we consider necessary for a fair presentation of our financial position of operations for these periods. Results for interim periods are not necessarily indicative of the results that may be expected for the entire year. You should read the information presented below together with our consolidated financial statements, the notes to those statements and the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Use of Non-GAAP Financial Measures

The following summary consolidated financial data presents certain non-GAAP measures. We present these non-GAAP measures because we believe these measures are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as a measure of our operating performance. We also believe that these measures are useful to our management and investors as a measure of comparative operating performance from period to period.

We have presented the following non-GAAP financial measures in this prospectus supplement: non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and EBITDA. The Company defines:

•	non-GAAP gross profit as gross profit (GAAP) excluding amortization of software and intellectual property;

•	non-GAAP operating income as operating income (GAAP) excluding amortization of software and intellectual property, amortization of customer contracts, expense for doubtful debt associated with a 2009 project and stock based compensation expenses;

•	non-GAAP net income as net income (GAAP) excluding amortization of software and intellectual property, amortization of customer contracts, income tax benefit, financial expenses, expense for doubtful debt associated with a 2009 project and stock based compensation expenses;

•	EBITDA as net income (GAAP) excluding income tax benefit, financial expenses, depreciation and amortization, expense for doubtful debt associated with a 2009 project and stock based compensation expenses.

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	Three Months Ended March 31,		Year Ended December 31,
	2015	2014	2014	2013
(all amounts in thousands of dollars)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

TOTAL ASSETS	41,876	31,265	42,874	31,279
TOTAL CURRENT LIABILITIES	9,723	6,325	12,666	8,129
TOTAL LONG TERM LIABILITIES	1,607	4,236	1,902	3,758
TOTAL SHAREHOLDERS' EQUITY	30,546	20,704	28,306	19,392
REVENUES	7,700	5,308	29,703	8,822
GROSS PROFIT	5,398	4,285	22,402	6,926
NET INCOME FOR THE PERIOD	2,062	1,335	6,201	6,466
GAAP gross profit	5,398	4,285	22,402	6,926
Stock Based Compensation Expense	37	-	-	-
Amortization of Software and IP	89	155	354	0
Non-GAAP gross profit	5,524	4,440	22,756	6,926
GAAP operating income	2,604	1,360	8,009	1,514
Amortization of Software and IP	89	155	354	0
Amortization of Customer Contracts	230	240	1,158	0
Expense for doubtful debt associated with old project from 2009	-	-	1,225	358
Stock Based Compensation Expense	175	-	-	-
Non-GAAP operating income	3,098	1,755	10,746	1,872
GAAP Net income	2,062	1,335	6,201	6,466
Amortization of Software and IP	89	155	354	0
Amortization of Customer Contracts	230	240	1158	0
Income tax benefit	548	-	1,675	(5,108)
Expense for doubtful debt associated with old project from 2009	-	-	1,225	358
Stock Based Compensation Expenses	175
Non-GAAP net income	3,104	1,730	10,613	1,716
GAAP Net Income	2,062	1,335	6,201	6,466
Income tax benefit	548	-	1,675	(5,108)
Financial expenses (income), net	(6)	25	133	156
Depreciation and amortization and stock based compensation expenses	510	408	1,788	80
Expense for doubtful debt associated with old project from 2009	-	-	1,225	358
EBITDA	3,114	1,768	11,022	1,952

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THE OFFERING

Issuer	SuperCom Ltd.

Ordinary shares offered by us	shares

Ordinary shares outstanding immediately after this offering	shares ( if the underwriters exercise the over-allotment option in full)

Over-allotment option	We have granted the underwriters an option to purchase up to an aggregate of additional ordinary shares to cover any over-allotments. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds	We plan to use the net proceeds of this offering for general corporate purposes and for strategic acquisitions of, or investments in, complementary businesses, technologies or other assets. See “Use of Proceeds” beginning on page S-29 of this prospectus supplement.

Risk factors	You should carefully read and consider the information beginning on page S-13 of this prospectus supplement and page 2 of the accompanying prospectus set forth under the headings “Risk Factors” before deciding to invest in our ordinary shares.

NASDAQ Capital Market symbol	SPCB

The number of ordinary shares to be outstanding after this offering is based on 13,840,349 ordinary shares outstanding as of June 12, 2015, and excludes as of that date, 417,432 ordinary shares issuable upon the exercise of currently outstanding options having a weighted average exercise price of $4.09 per share.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters’ overallotment option to purchase additional ordinary shares.

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RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risks described below along with all of the other information contained in this prospectus supplement and the accompanying prospectus and the information incorporated herein and therein by reference, including our financial statements and the related notes, before deciding whether to purchase our ordinary shares. If any of the adverse events described in the following risk factors, as well as other factors which are beyond our control, actually occurs, our business, results of operations and financial condition may suffer significantly. As a result, the trading price of our ordinary shares could decline, and you may lose all or part of your investment in our ordinary shares. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

If we are unable to manage our growth profitably, our business, financial results and stock price could suffer.

Our future financial results will depend in part on our ability to profitably manage our growth. Management will need to maintain existing customers and attract new customers, recruit, retain and effectively manage employees, as well as expand operations and integrate customer support and financial control systems. If integration-related expenses and capital expenditure requirements are greater than anticipated or if we are unable to manage our growth profitably after the acquisition, our financial results and the market price of our ordinary shares may decline.

In the three years ended December 31, 2014, we depended on orders from large customers for a substantial portion of our revenues. The loss of all or any of these customers or a decrease in their orders could adversely impact our operating results.

In the year ended December 31, 2014, 91% of our consolidated net revenue is attributable to sales to four large customers.

In the years ended December 31, 2013, and 2012, 73% and 64%, respectively, of our consolidated net revenue was attributable to sales to one large customer. While we expect to be less dependent on these customers in 2015 and in the future, a substantial reduction in sales to, or loss of, any of the four customers would adversely affect our business unless we were able to replace the revenue received from those customers, which replacement we may not be able to find.

Because competition in our industry is intense, our business, operating results and financial condition may be adversely affected.

The global markets for our M2M, e-ID and secure mobile payments, or SMP, solutions are intensely competitive. They are characterized by rapidly changing technology, frequent new product introductions and rapidly changing customer requirements. We expect competition to increase as the industry grows and as M2M, e-ID and SMP technology are adapted by governmental and public sectors around the world, we may not be able to compete successfully against current or future competitors. We face competition from technologically sophisticated companies, many of which have substantially greater technical, financial, and marketing resources than we do. In some cases, we compete with entities that have pre-existing relationships with potential customers. As the markets in which our M2M, e-ID and SMP compete expand, we expect additional competitors to enter the market. We cannot ensure that we will be able to maintain the quality of our products relative to those of our competitors or continue to develop and market new products effectively. Continued competitive pressures could cause us to lose significant market share.

Some of our competitors and potential competitors have larger technical staffs, larger customer bases, more established distribution channels, greater brand recognition and greater financial, marketing and other resources than we do. Our competitors may be able to develop products and services that (i) are superior to our products

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and services, (ii) achieve greater customer acceptance or (iii) have significantly improved functionality as compared to our existing and future products and services. In addition, our competitors may be able to negotiate strategic relationships on more favorable terms than we are able to negotiate. Many of our competitors may also have well-established relationships with our existing and prospective customers. Increased competition may result in our experiencing reduced margins, loss of sales or decreased market share.

The average selling prices for our products and solutions may decline as a result of competitive pricing pressures, promotional programs and customers who negotiate price reductions in exchange for longer-term purchase commitments. The pricing of products and solutions depends on the specific features and functions of the products, purchase volumes and the level of sales and service support required. As we experience pricing pressure, the average selling prices and gross margins for our products and solutions may decrease over product lifecycles. These same competitive pressures may require us to write down the carrying value of any inventory on hand, which could adversely affect our operating results and earnings per share.

Furthermore, most contracts with governments or with state or local agencies or municipalities are awarded through a competitive bidding process, and some of the business that we expect to seek in the future will likely be subject to a competitive bidding process. Competitive bidding presents a number of risks, including:

•	the frequent need to compete against companies or teams of companies with more financial and marketing resources and more experience than we have in bidding on and performing major contracts;
•	the need to compete against companies or teams of companies that may be long-term, entrenched incumbents for a particular contract we are competing for and which have, as a result, greater domain expertise and established customer relations;
•	the substantial cost and managerial time and effort necessary to prepare bids and proposals for contracts that may not be awarded to us;
•	the need to accurately estimate the resources and cost structure that will be required to service any fixed-price contract that we are awarded; and
•	the expense and delay that may arise if our competitors protest or challenge new contract awards made to us pursuant to competitive bidding or subsequent contract modifications, and the risk that any of these protests or challenges could result in the resubmission of bids on modified specifications, or in termination, reduction or modification of the awarded contract.

We may not be afforded the opportunity in the future to bid on contracts that are held by other companies and are scheduled to expire, if the governments, or the applicable state or local agency or municipality determines to extend the existing contract. If we are unable to win particular contracts that are awarded through the competitive bidding process, we may not be able to operate in the market for the products and services that are provided under those contracts for a number of years. If we are unable to win new contract awards or retain those contracts, if any, that we are awarded over any extended period, our business, prospects, financial condition and results of operations will be adversely affected.

Any acquisitions that we have completed, or may complete in the future, may not perform as planned and could disrupt our business and harm our financial condition and operations.

In an effort to effectively compete in the safety, identification, tracking and security products and services business, we have sought to acquire complementary businesses in the past and will continue to do so in the future. In the event of any future acquisitions, we could:

•	issue additional securities that would dilute our current shareholders’ percentage ownership;
•	incur debt and assume liabilities; and
•	incur large and immediate write-offs of intangible assets, accounts receivable or other assets.

These events could result in significant expenses and decreased revenue, which could adversely affect the market price of our ordinary shares. In addition, integrating product and service acquisitions and completing any future acquisitions involve numerous operational and financial risks. These risks include difficulty in assimilating

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acquired operations, diversion of management’s attention, and the potential loss of key employees or customers of acquired operations. Furthermore, companies acquired by us may not generate financial results consistent with our management’s plans at the time of acquisition.

Although we had profitable operations in the four years ended December 31, 2014, if we do not generate sufficient cash from operations, we will be required to obtain additional financing or reduce our level of expenditure. Such financing may not be available in the future, or, if available, may not be on terms favorable to us.

Disruptions, uncertainty or volatility in the capital and credit markets may limit our access to capital required to operate our business. Such market conditions may limit our ability to raise additional capital to support business growth. If we are unable to obtain necessary additional financing or generate cash from operations, we may be required to reduce the scope of our operations and may need to implement certain operational changes to decrease our expenses. This would have the potential to decrease both our ability to attain profitability and our financial flexibility. If adequate funds are not available to us, our business, and results of operations and financial condition will be adversely affected.

The market for our products is characterized by changing technology, requirements, standards and products, and we may be adversely affected if we do not respond promptly and effectively to these changes.

The market for our products is characterized by evolving technologies, changing industry standards, changing regulatory environments, frequent new product introductions and rapid changes in customer requirements. The introduction of products embodying new technologies and the emergence of new industry standards and practices can render existing products obsolete and unmarketable. Our future success will depend on our ability to enhance our existing products and to develop and introduce, on a timely and cost-effective basis, new products and product features that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of our customers. In the future:

•	we may not be successful in developing and marketing new products or product features that respond to technological change or evolving industry standards;
•	we may experience difficulties that could delay or prevent the successful development, introduction and marketing of these new products and features; or
•	our new products and product features may not adequately meet the requirements of the marketplace and achieve market acceptance.

If we are unable to respond promptly and effectively to changing technologies and market requirements, we will be unable to compete effectively in the future.

There can be no assurance that we will successfully identify new product opportunities and develop and bring new products to market in a timely manner, or that the products and technologies developed by others will not render our products or technologies obsolete or noncompetitive. The failure of our new product development efforts could have a material adverse effect on our business, results of operations and future growth.

We have sought in the past and will seek in the future to enter into contracts with governments, as well as state and local governmental agencies and municipalities, which subjects us to certain risks.

Governmental contracts subject us to several other risks, including risks associated with public budgetary restrictions and uncertainties, actual contracts that are less than awarded contract amounts, and cancellation at any time at the option of the governmental agency. Governments may also be in a position to obtain greater rights with respect to our intellectual property than we would grant to other entities. In addition, governmental agencies have the power, based on financial difficulties or investigations of their contractors, to deem contractors unsuitable for new contract awards. Because we engage in the government contracting business, we are subject to audits, and may be subject to investigation, by governmental entities.

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Any failure to comply with the terms of any governmental contracts could result in substantial civil and criminal fines and penalties, as well as suspension from future contracts for a significant period of time, any of which could adversely affect our business by requiring us to pay significant fines and penalties or prevent us from earning revenues from governmental contracts during the suspension period. Cancellation of any one of our major governmental contracts could have a material adverse effect on our financial condition.

Our dependence on third-party representatives could result in marketing and distribution delays, which would prevent us from generating sales revenues.

We market and sell some of our products and solutions using a network of representatives covering the Americas, Europe, Asia and Africa. We establish relationships with representatives through agreements that provide for the marketing of our systems and products. These agreements generally do not grant exclusivity to the representative and, as a general matter, are not long-term contracts, do not have commitments for minimum sales, and could be terminated by the representative. We do not have agreements with all of our representatives. We are currently engaged in discussions with other potential representatives. Such arrangements may never be finalized and, if finalized, such arrangements may not increase our revenues or profitability.

Our ability to terminate a representative who is not performing satisfactorily may be limited. Inadequate performance by a representative could adversely affect our ability to develop markets in the regions for which the representative is responsible and could result in substantially greater expenditures by us in order to develop such markets. Our operating results are highly dependent upon: (i) our ability to maintain our existing representative arrangements; (ii) our ability to establish and maintain coverage of major geographic areas and establish access to customers and markets; and (iii) the ability of our representatives to successfully market our products. A failure to achieve these objectives could result in lower revenues.

If our technology and solutions cease to be adopted and used by government and public and private organizations, we may lose some of our existing customers and our operations will be negatively affected.

Our ability to grow depends significantly on whether governmental and public and private organizations adopt our technology and solutions as part of their new standards and whether we are able to leverage our expertise with government products into commercial products. If these organizations do not adopt our technology, we might not be able to penetrate some of the new markets we are targeting, or we might lose some of our existing customer base.

In order for us to achieve our growth objectives, our e-ID, M2M and SMP technology and solutions must be adapted to and adopted in a variety of areas, any or all of which may not adopt our technology. These areas include, among others:

•	national ID and e-Government;
•	public safety;
•	the secure financial sector;
•	healthcare and homecare; and
•	animal and livestock management.

We cannot accurately predict the future growth rate, if any, or the ultimate size of the e-ID, M2M and SMP markets. The expansion of the market for our products and services depends on a number of factors such as:

•	the cost, performance and reliability of our products and services compared to the products and services of our competitors;
•	customer perception of the benefits of our products and solutions;
•	public perception of the intrusiveness of these solutions and the manner in which organizations use the information collected;

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•	public perception of the privacy protection for their personal information;
•	customer satisfaction with our products and services; and
•	marketing efforts and publicity for our products and services.

Even if our products and solutions gain wide market acceptance, our products and services may not adequately address market requirements and may not gain wide market acceptance. If our solutions or our products and services do not gain wide market acceptance, our business and our financial results will suffer.

If we are unable to develop and sustain our position as a provider of e-ID, M2M and SMP solutions and services and earn high margins from our technology, our business will not be as profitable as we hope, if at all.

The increasing sophistication of our e-ID, M2M and SMP based technology places a premium on providing innovative software systems and services to customers, in addition to manufacturing and supplying products. While we have had some success positioning ourselves as a provider of such services and systems, we may not continue to be successful with this strategy and we may not be able to capture a significant share of the market for the sophisticated solutions and services that we believe are likely to produce attractive margins in the future. A significant portion of the value of our e-ID, RFID and mobile based technology lies in the development of software and applications that will permit the use of RFID and mobile based technology in selected new markets. In contrast, the margins involved in manufacturing and selling M2M based technology can be relatively small and may not be sufficient to permit us to earn an attractive return on our development investments.

Unfavorable global economic conditions may adversely affect our customers, which may directly impact our business and results of operations.

Our operations and performance depend on our target customers, including those from the governmental sector, having adequate resources to purchase our products. The turmoil in the credit markets and the global economic downturn that commenced in 2008 and intensified in Europe in subsequent years generally adversely impacted our target customers. Companies and governmental authorities have reduced or delayed and may continue to reduce or delay their purchasing activities in response to a lack of credit, economic uncertainty, budget deficits and concern about the general stability of markets. Recently, several European countries encountered severe economic difficulties which affected the entire Euro-zone economy. The financial crisis, among other things, resulted in the downgrade of the credit worthiness of several countries in Europe, which affected our customers’ ability and budget to perform projects within these territories. If such economic and market conditions remain uncertain or weaken further, specifically changes that may negatively impact the political or economic stability and environment of the countries from which we derive most of our consolidated net revenues, our business and future operations may be materially adversely affected.

Our efforts to expand our international operations are subject to a number of risks, any of which could adversely reduce our future international sales and increase our losses.

Most of our revenues to date are attributable to sales in jurisdictions other than the United States. For the years ended December 31, 2012, 2013 and 2014, approximately 97.6%, 97.7% and 99%, respectively, of our revenues were derived from sales to markets outside of the United States. Our inability to obtain or maintain federal or foreign regulatory approvals relating to the import or export of our products on a timely basis could adversely affect our ability to expand our international business. Additionally, our international operations could be subject to a number of risks, any of which could adversely affect our future international sales and operating results, including:

•	increased collection risks;
•	trade restrictions;
•	export duties and tariffs;
•	uncertain political, regulatory and economic developments;
•	inability to protect our intellectual property rights;

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•	highly aggressive competitors;
•	currency issues;
•	difficulties in staffing, managing and supporting foreign operations;
•	longer payment cycles; and
•	difficulties in collecting accounts receivable.

Negative developments in any of these areas in one or more countries could result in a reduction in demand for our products, the cancellation or delay of orders already placed, difficulty in collecting receivables, and a higher cost of doing business, any of which could adversely affect our business, results of operations or financial condition.

In addition, in many countries the national security organizations require our employees to obtain clearance before such employees can work on a particular transaction. Failure to receive, or delays in the receipt of, relevant foreign qualifications could also have a material adverse effect on our ability to make sales or fulfill our orders on a timely basis. Additionally, as foreign government regulators have become increasingly stringent, we may be subject to more rigorous regulation by governmental authorities in the future. If we fail to adequately address any of these regulations, our business will be harmed.

We are exposed to risks in operating in foreign markets, which may make operating in those markets difficult and thereby force us to curtail our business operations.

In conducting our business in foreign countries, we are subject to political, economic, legal, operational and other risks that are inherent in operating in other countries. Risks inherent to operating in other countries range from difficulties in settling transactions in emerging markets to possible nationalization, expropriation, price controls and other restrictive governmental actions. We also face the risk that exchange controls or similar restrictions imposed by foreign governmental authorities may restrict our ability to convert local currency received or held by us in their countries into U.S. dollars or other currencies, or to take those dollars or other currencies out of those countries.

Due to the nature of our business, our financial and operating results could fluctuate.

Our financial and operating results have fluctuated in the past and could fluctuate in the future from quarter to quarter. As a result of our dependence on a limited number of customers and our increased reliance on our e-ID and electronic monitoring solutions and products, our revenue has experienced wide fluctuations. We expect that our revenue will continue to fluctuate in the future as we market and implement solutions through our M2M and SMP divisions. A portion of our sales is not recurring sales; therefore, quarterly and annual sales levels will likely fluctuate. Sales in any period may not be indicative of sales in future periods. In addition, our result may fluctuate from year to year for the following reasons:

•	long customer sales cycles;
•	reduced demand for our products and services;
•	price reductions;
•	new competitors, or the introduction of enhanced products or services from new or existing competitors;
•	changes in the mix of products and services we or our customers and representatives sell;
•	contract cancellations, delays or amendments by customers;
•	the lack of government demand for our products and services or the lack of government funds appropriated to purchasing our products and services;
•	unforeseen legal expenses, including litigation costs;
•	expenses related to acquisitions;
•	other non-recurring financial charges;
•	the lack of availability, or increased cost, of key components and subassemblies; and
•	the inability to successfully manufacture in volume, and reduce the price of, certain of our products.

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In addition, the period between our initial contact with a potential customer and the purchase of our products and services is often long and subject to delays associated with the budgeting, approval and competitive evaluation processes that frequently accompany significant capital expenditures, particularly by governmental agencies. The typical sales cycle for our government customers has, to date, ranged from three to 24 months and the typical sales cycle for our commercial customers has ranged from one to 12 months. A lengthy sales cycle may have an impact on the timing of our revenue, which may cause our quarterly operating results to fall below investor expectations. We believe that a customer’s decision to purchase our products and services is discretionary, involves a significant commitment of resources, and is influenced by customer budgetary cycles. To successfully sell our products and services, we generally must educate our potential customers regarding their use and benefits, which can require significant time and resources. This significant expenditure of time and resources may not result in actual sales of our products and services.

Our reliance on third party technologies and components for the development of some of our products may delay product launches, impair our ability to develop and deliver products and hurt our ability to compete in the market.

Most of our products integrate third-party technology that we license and components that we purchase or otherwise obtain the right to use, including operating systems, microchips, security and cryptography technology for card operating systems and dual interface technology. Our ability to purchase and license new technologies and components from third parties is and will continue to be critical to our ability to offer a complete line of products that meets customer needs and technological requirements. We may not be able to renew our existing licenses or to purchase components on favorable terms, if at all. If we lose the rights to a patented technology, we may need to stop selling or may need to redesign our products that incorporate that technology. We may also lose the potential competitive advantage such technology gave us. In addition, competitors could obtain licenses for technologies for which we are unable to obtain licenses, and third parties may develop or enable others to develop a similar solution to security issues, either of which could adversely affect our results of operations. Also, dependence on the patent protection of third parties may not afford us any control over the protection of the technologies upon which we rely. If the patent protection of any of these third parties were compromised, our ability to compete in the market could also be impaired.

Although we generally use standard components for our systems, some of the key components are available only from limited sources. Even where multiple sources are available, we typically obtain components from only one vendor to ensure high quality, prompt delivery and low cost. If one of our suppliers was unable to meet our supply demands and we could not quickly replace the source of supply, it could have a material adverse effect on our business, operating results and financial condition, for reasons including a delay of receipt of revenues and damage to our business reputation.

Delays in deliveries from our suppliers, defects in goods or components supplied by our vendors, or delays in projects that are performed by our subcontractors could cause our revenues and gross margins to decline.

We rely on a limited number of vendors and subcontractors for certain components of the products we are supplying and projects we perform. In some cases, we rely on a single source vendor or subcontractor. Any undetected flaws in components to be supplied by our vendors could lead to unanticipated costs to repair or replace these parts. If one of our suppliers was unable to meet our supply demands and we could not quickly replace the source of supply, it could cause a delay of receipt of revenues and damage our business reputation. We depend on subcontractors to adequately perform a substantial part of our projects. If a subcontractor fails to fulfill its obligations under a certain project, it could delay our receipt of revenues for such project and damage our business reputation, and therefore could have a material adverse effect on our business, operating results and financial condition.

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We may have significant differences between forecasted demands and actual orders received, which may adversely affect our business.

The lead time for ordering parts and materials and building many of our products can be many months. As a result, we must order parts and materials and build our products based on forecasted demand. If demand for our products lags significantly behind our forecasts, we may produce more products than we can sell, which can result in cash flow problems and write-offs or write-downs of obsolete inventory. If demand for our products exceeds our forecasts, our business may be harmed as a result of delays to perform contracts.

Breaches of network or information technology security, natural disasters or terrorist attacks could have an adverse effect on our business.

Cyber-attacks or other breaches of network or information technology, or IT, security, natural disasters, terrorist acts or acts of war may cause equipment failures or disrupt our systems and operations. We may be subject to attempts to breach the security of our networks and IT infrastructure through cyber-attack, malware, computer viruses and other means of unauthorized access. While we maintain insurance coverage for some of these events, the potential liabilities associated with these events could exceed the insurance coverage we maintain. A failure to protect the privacy of customer and employee confidential data against breaches of network or IT security could result in damage to our reputation. To date, we have not been subject to cyber-attacks or other cyber incidents which, individually or in the aggregate, resulted in a material impact to our operations or financial condition.

For us to further penetrate the marketplace, the marketplace must be confident that we provide effective security protection for national and other secured identification documents and cards. Although we have not experienced any act of sabotage or unauthorized access by a third party to our software or technology to date, if an actual or perceived breach of security occurs in our internal systems or those of our customers, regardless of whether we caused the breach, it could adversely affect the market’s perception of our products and services. This could cause us to lose customers, resellers, alliance partners or other business partners, thereby causing our revenues to decline. If we or our customers were to experience a breach of our internal systems, our business could be severely harmed by adversely effecting the market’s perception of our products and services.

Third parties could obtain access to our proprietary information or could independently develop similar technologies.

Despite the precautions we take, third parties may copy or obtain and use our technologies, ideas, know-how and other proprietary information without authorization or may independently develop technologies similar or superior to our technologies. In addition, the confidentiality and non-competition agreements between us and most of our employees, representatives and clients may not provide meaningful protection of our proprietary technologies or other intellectual property in the event of unauthorized use or disclosure. If we are not able to successfully defend our industrial or intellectual property rights, we may lose rights to technologies that we need to develop our business, which may cause us to lose potential revenues, or we may be required to pay significant license fees for the use of such technologies. To date, we have relied primarily on a combination of trade secret and copyright laws, as well as nondisclosure and other contractual restrictions on copying, reverse engineering and distribution to protect our proprietary technology.

Our current patents and any patents that we may register in the future may provide only limited protection for our technology and may not be sufficient to provide competitive advantages to us. For example, competitors could be successful in challenging any issued patents or, alternatively, could develop similar or more advantageous technologies on their own or design around our patents. Any inability to protect intellectual property rights in our technology could enable third parties to compete more effectively with us.

In addition, the laws of certain foreign countries may not protect our intellectual property rights to the same extent as do the laws of Israel or the United States. Our means of protecting our intellectual property rights in Israel, the United States or any other country in which we operate may not be adequate to fully protect our intellectual property rights.

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Third parties may assert that we are infringing their intellectual property rights, and IP litigation could require us to incur substantial costs even when our efforts are successful.

We may face intellectual property litigation, which could be costly, harm our reputation, limit our ability to sell our products, force us to modify our products or obtain appropriate licenses, and divert the attention of management and technical personnel. Our products employ technology that may infringe on the proprietary rights of others, and, as a result, we could become liable for significant damages and suffer other harm to our business.

Litigation may be necessary in the future to enforce any patents we have or may obtain and/or any other intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity, and we may not prevail in any such future litigation. Litigation, whether or not determined in our favor or settled, could be costly, could harm our reputation and could divert the efforts and attention of our management and technical personnel from normal business operations. In addition, adverse determinations in litigation could result in the loss of our proprietary rights, subject us to significant liabilities, require us to seek licenses from third parties, prevent us from licensing our technology or selling or manufacturing our products, or require us to expend significant resources to modify our products or attempt to develop non-infringing technology, any of which could seriously harm our business.

Our products may contain technology provided to us by third parties. Because we did not develop such technology ourselves, we may have little or no ability to determine in advance whether such technology infringes the intellectual property rights of any other party. Our suppliers and licensors may not be required to indemnify us in the event that a claim of infringement is asserted against us, or they may be required to indemnify us only with respect to intellectual property infringement claims in certain jurisdictions, and/or only up to a maximum amount, above which we would be responsible for any further costs or damages. In addition, we have indemnification obligations to certain parties with respect to any infringement of third-party patents and intellectual property rights by our products. If litigation were to be filed against these parties in connection with our technology, we would be required to defend and indemnify such parties.

We rely on the services of certain executive officers and key personnel, the loss of whom could adversely affect our business.

Our future success depends largely on the efforts and abilities of our executive officers and senior management and other key employees, including technical and sales personnel. The loss of the services of any of these persons could adversely affect our business. We do not maintain any “key-person” life insurance with respect to any of our employees.

Our ability to remain competitive depends in part on attracting, hiring and retaining qualified technical personnel, and if we are not successful in such efforts, our business could be disrupted.

Our future success depends in part on the availability of qualified technical personnel, including personnel trained in software and hardware applications within specialized fields. As a result, we may not be able to successfully attract or retain skilled technical employees, which may impede our ability to develop, install, implement and otherwise service our software and hardware systems and to efficiently conduct our operations.

The information technology and network security industries are characterized by a high level of employee mobility and the market for technical personnel remains extremely competitive in certain regions, including Israel. This competition means that (i) there are fewer highly qualified employees available for hire, (ii) the costs of hiring and retaining such personnel are high, and (iii) highly qualified employees may not remain with us once hired. Furthermore, there may be pressure to provide technical employees with stock options and other equity interests in us, which may dilute our shareholders and increase our expenses.

The additions of new personnel and the departure of existing personnel, particularly in key positions, can be disruptive, might lead to additional departures of existing personnel and could have a material adverse effect on our business, operating results and financial condition.

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Some of our products are subject to government regulation of radio frequency technology, which could cause a delay in introducing, or an inability to introduce, such products in the United States and other markets.

The rules and regulations of the United States Federal Communications Commission, or the FCC, limit the radio frequency used by and level of power emitting from electronic equipment. Our readers, controllers and other radio frequency technology scanning equipment are required to comply with these FCC rules, which may require certification, verification or registration of the equipment with the FCC. Certification and verification of new equipment requires testing to ensure the equipment’s compliance with the FCC’s rules. The equipment must be labeled according to the FCC’s rules to show compliance with these rules. Testing, processing of the FCC’s equipment certificate or FCC registration and labeling may increase development and production costs and could delay introduction of our verification scanning device and next generation radio frequency technology scanning equipment into the U.S. market. Selling, leasing or importing non-compliant equipment is considered a violation of FCC rules and federal law, and violators may be subject to an enforcement action by the FCC. Any failure to comply with the applicable rules and regulations of the FCC could have an adverse effect on our business, operating results and financial condition by increasing our compliance costs and/or limiting our sales in the United States.

Risks Related to Our Ordinary Shares and the Offering

Volatility of the market price of our ordinary shares could adversely affect our shareholders and us.

The market price of our ordinary shares has been, and is likely to be, highly volatile and could be subject to wide fluctuations in response to numerous factors, including the following:

·	actual or anticipated variations in our quarterly operating results or those of our competitors;
·	announcements by us or our competitors of technological innovations or new and enhanced products;
·	developments or disputes concerning proprietary rights;
·	introduction and adoption of new industry standards;
·	changes in financial estimates by securities analysts;
·	market conditions or trends in our industry;
·	changes in the market valuations of our competitors;
·	announcements by us or our competitors of significant acquisitions;
·	entry into strategic partnerships or joint ventures by us or our competitors;
·	additions or departures of key personnel;
·	political and economic conditions, such as a recession or interest rate or currency rate fluctuations or political events; and
·	other events or factors in any of the countries in which we do business, including those resulting from war, incidents of terrorism, natural disasters or responses to such events.

In addition, the stock market in general, and the market for Israeli companies in particular, has been highly volatile. Many of these factors are beyond our control and may materially adversely affect the market price of our ordinary shares, regardless of our performance. In the past, following periods of market volatility, shareholders have often instituted securities class action litigation relating to the stock trading and price volatility of the company in question. If we were involved in any securities litigation, it could result in substantial cost to us to defend and divert resources and the attention of management from our business.

We have a shareholder that is able to exercise substantial influence over us and all matters submitted to our shareholders.

Sigma Wave Ltd., or Sigma, which is controlled by family members of Mrs. Tsviya Trabelsi, our Chairman of the Board and by her husband, Mr. Arie Trabelsi, is the beneficial owner of approximately 29% of our outstanding

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shares. Such ownership interest gives Sigma the ability to influence and direct our activities, subject to approvals that may be required for related-party transactions pursuant to Israeli law. Sigma will have influence over the outcome of most matters submitted to our shareholders, including the election of directors and the adoption of a merger agreement, and such influence could make us a less attractive acquisition or investment target. Because the interests of Sigma may differ from the interests of our other shareholders, actions taken by Sigma with respect to us may not be favorable to our other shareholders.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds of this offering for general corporate purposes and we may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our ordinary shares to decline.

You will experience immediate and substantial dilution.

The offering price per share in this offering will exceed the net tangible book value per ordinary share outstanding immediately prior to this offering. Assuming that an aggregate of             ordinary shares are sold at the public offering price of $      per share, for aggregate gross proceeds of approximately $      , and after deducting the underwriting discount and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $      per ordinary share, representing the difference between our pro forma net tangible book value per share as of March 31, 2015, after giving effect to this offering and the offering price. See the section entitled “Dilution” on page S-31 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

Purchasers in this offering may experience additional dilution in the book value of their investment in the future.

We are not restricted from issuing additional securities in the future, including ordinary shares, securities that are convertible into or exchangeable for, or that represent the right to receive, ordinary shares or substantially similar securities. The issuance of these securities may cause further dilution to our shareholders. In order to raise additional capital, we may in the future offer such additional securities at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders, including investors who purchase ordinary shares in this offering. The price per share at which we sell additional ordinary shares or securities convertible into ordinary shares in future transactions may be higher or lower than the price per share in this offering. The exercise of outstanding options to purchase ordinary shares may also result in further dilution of your investment.

We do not expect to pay cash dividends.

We have never paid cash dividends on our ordinary shares and do not anticipate paying cash dividends in the near future. According to the Israeli Companies Law, dividends may only be paid out of profits legally available for distribution and provided that there is no reasonable concern that such payment will prevent us from satisfying our existing and foreseeable obligations as they become due. The payment of dividends will depend on earnings, financial condition, debt covenants in place, and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our ordinary shares may be less valuable because a return on your investment will only occur if our stock price appreciates.

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We may fail to maintain effective internal control over financial reporting, which could result in material misstatements in our financial statements.

The Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley, imposes certain duties on us and our executives and directors. Our efforts to comply with the requirements of Section 404 of Sarbanes-Oxley governing internal controls and procedures for financial reporting have resulted in increased general and administrative expense and a diversion of management time and attention, and we expect these efforts to require the continued commitment of significant resources. Section 404 of Sarbanes-Oxley requires management’s annual review and evaluation of our internal control over financial reporting in connection with the filing of the annual report on Form 20-F for each fiscal year. We may identify material weaknesses or significant deficiencies in our internal control over financial reporting. Failure to maintain effective internal control over financial reporting could result in material misstatements in our financial statements. Any such failure could also adversely affect the results of our management’s evaluations and annual auditor reports regarding the effectiveness of our internal control over financial reporting. Failure to maintain effective internal control over financial reporting could result in investigation or sanctions by regulatory authorities and could have a material adverse effect on our operating results, investor confidence in our reported financial information and the market price of our ordinary shares.

While we believe that we are not currently a PFIC and do not anticipate becoming a PFIC, United States tax authorities could treat us as a “passive foreign investment company,” which could have adverse United States federal income tax consequences to United States holders.

Generally, if for any taxable year, 75% or more of our gross income is passive income, or at least 50% of the value of our assets, averaged quarterly, are held for the production of, or produce, passive income, we will be characterized as a passive foreign investment company, or a PFIC, for U.S. federal income tax purposes. Determination that we are a PFIC could cause our U.S. shareholders to suffer adverse tax consequences, including having gains realized on the sale of our shares taxed at ordinary income rates, rather than capital gains rates, and being subject to an interest charge on such gain. Similar rules apply to certain “excess distributions” made with respect to our ordinary shares. A determination that we are a PFIC could also have an adverse effect on the price and marketability of our shares. If we are a PFIC for U.S. federal income tax purposes, highly complex rules would apply to U.S. holders owning our ordinary shares. Accordingly, you are urged to consult your tax advisors regarding the application of such rules.

Risks Related to Our Location and Incorporation in Israel

Political, economic and military instability in Israel may disrupt our operations and negatively affect our business condition, harm our results of operations and adversely affect our share price.

We are incorporated under the laws of, and our principal executive offices and research and development facilities are located in, the State of Israel. As a result, political, economic and military conditions affecting Israel directly influence us. Any major hostilities involving Israel, a full or partial mobilization of the reserve forces of the Israeli army, the interruption or curtailment of trade between Israel and its present trading partners, or a significant downturn in the economic or financial condition of Israel could adversely affect our business, financial condition and results of operations.

Since its establishment in 1948, Israel has been involved in a number of armed conflicts with its Arab neighbors and a state of hostility, varying from time to time in intensity and degree, has continued into 2015. Also, since 2011, riots and uprisings in several countries in the Middle East and neighboring regions have led to severe political instability in several neighboring states and to a decline in the regional security situation. Such instability may affect the local and global economy, could negatively affect business conditions and, therefore, could adversely affect our operations. In addition, Iran has threatened to attack Israel and is widely believed to be developing nuclear weapons. Iran is also believed to have a strong influence among extremist groups in areas that neighbor Israel, such as Hamas in Gaza and Hezbollah in Lebanon. To date, these matters have not had any material effect on our business and results of operations; however, the regional security situation and worldwide

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perceptions of it are outside our control and there can be no assurance that these matters will not negatively affect us in the future.

Furthermore, we could be adversely affected by the interruption or reduction of trade between Israel and its trading partners. Some countries, companies and organizations continue to participate in a boycott of Israeli companies and others doing business with Israel or with Israeli companies. As a result, we are precluded from marketing our products to these countries, companies and organizations. Foreign government defense export policies towards Israel could also make it more difficult for us to obtain the export authorizations necessary for our activities. Also, over the past several years, there have been calls, in Europe and elsewhere, to reduce trade with Israel. Restrictive laws, policies or practices directed towards Israel or Israeli businesses may have an adverse impact on our operations, our financial results or the expansion of our business.

Our financial results may be adversely affected by inflation and currency fluctuations.

We report our financial results in dollars, while a portion of our expenses, primarily salaries, are paid in NIS. Therefore, our NIS related costs, as expressed in U.S. dollars, are influenced by the exchange rate between the U.S. dollar and the NIS. The appreciation of the NIS against the U.S. dollar will result in an increase in the U.S. dollar cost of our NIS expenses. We are also influenced by the timing of, and the extent to which, any increase in the rate of inflation in Israel over the rate of inflation in the United States is not offset by the devaluation of the NIS in relation to the dollar. Our dollar costs in Israel will increase if inflation in Israel exceeds the devaluation of the NIS against the dollar or if the timing of such devaluation lags behind inflation in Israel. In the past, the NIS exchange rate with the dollar and other foreign currencies had fluctuated, generally reflecting inflation rate differentials. We cannot predict any future trends in the rate of inflation in Israel or the rate of devaluation or appreciation of the NIS against the dollar. If the dollar cost of our operations in Israel increases, our dollar measured results of operations will be adversely affected.

Our operations could be disrupted as a result of the obligation of management or key personnel to perform military service in Israel.

Generally, all nonexempt male adult citizens and permanent residents of Israel under the age of 40, or older for reserves officers or citizens with certain occupations, as well as certain female adult citizens and permanent residents of Israel, are obligated to perform annual military reserve duty and are subject to being called for active duty at any time under emergency circumstances. While we have operated effectively under these requirements since our incorporation, we cannot predict the full impact of such conditions on us in the future, particularly if emergency circumstances occur. If many of our employees are called for active duty, our operations in Israel and our business, operating results and financial condition may be adversely affected.

We may not be able to enforce covenants not-to-compete under current Israeli law.

We have non-competition agreements with most of our employees, many of which are governed by Israeli law. These agreements generally prohibit our employees from competing with us or working for our competitors for a specified period following termination of their employment. However, Israeli courts are reluctant to enforce non-compete undertakings of former employees and tend, if at all, to enforce those provisions for relatively brief periods of time in restricted geographical areas and only when the employee has unique value specific to that employer’s business and not just regarding the professional development of the employee. Any such inability to enforce non-compete covenants may cause us to lose any competitive advantage resulting from advantages provided to us by such confidential information.

We may become subject to claims for remuneration or royalties for assigned service invention rights by our employees, which could result in litigation and adversely affect our business.

A significant portion of our intellectual property has been developed by our Israeli employees in the course of their employment for us. Under the Israeli Patent Law, 5727-1967 (the “Israeli Patent Law”), inventions conceived by an employee during the term and as part of the scope of his or her employment with a company are regarded

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as "service inventions," which belong to the employer, absent a specific agreement between the employee and employer giving the employee service invention rights. The Israeli Patent Law also provides that if there is no such agreement between an employer and an employee, the Israeli Compensation and Royalties Committee (the “C&R Committee”), a body constituted under the Israeli Patent Law, shall determine whether the employee is entitled to remuneration for his inventions. The C&R Committee (decisions of which have been upheld by the Israeli Supreme Court) has held that employees may be entitled to remuneration for their service inventions despite having specifically waived any such rights. Further, the C&R Committee has not yet set specific guidelines regarding the method for calculating this remuneration or the criteria or circumstances under which an employee’s waiver of his right to remuneration will be disregarded. We generally enter into intellectual property assignment agreements with our employees pursuant to which such employees assign to us all rights to any inventions created in the scope of their employment or engagement with us. Although our employees have agreed to assign to us service invention rights and have specifically waived their right to receive any special remuneration for such assignment beyond their regular salary and benefits, we may face claims demanding remuneration in consideration for assigned inventions. As a consequence of such claims, we could be required to pay additional remuneration or royalties to our current or former employees, or be forced to litigate such claims, which could negatively affect our business.

Your rights and responsibilities as a shareholder will be governed by Israeli law and differ in some respects from the rights and responsibilities of shareholders under U.S. law.

We are incorporated under Israeli law. The rights and responsibilities of holders of our ordinary shares are governed by our Memorandum of Association and Articles of Association and by Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders in typical U.S. corporations. In particular, a shareholder of an Israeli company has a duty to act in good faith and customary manner in exercising his or her rights and fulfilling his or her obligations toward the company and other shareholders, and to refrain from misusing his power, including, among other things, when voting at the general meeting of shareholders on certain matters. Israeli law provides that these duties are applicable to shareholder votes on, among other things, amendments to a company’s articles of association, increases in a company’s authorized share capital and mergers and interested party transactions requiring shareholder approval. A shareholder also has a general duty to refrain from exploiting any other shareholder of his or her rights as a shareholder. In addition, a controlling shareholder of an Israeli company or a shareholder who knows that it possesses the power to determine the outcome of a shareholder vote or who, under our Articles of Association, has the power to appoint or prevent the appointment of a director or executive officer in the company, has a duty of fairness toward the company. Israeli law does not define the substance of this duty of fairness, but provides that remedies generally available upon a breach of contract will apply also in the event of a breach of the duty to act with fairness. Because Israeli corporate law has undergone extensive revision in recent years, there is little case law available to assist in understanding the implications of these provisions that govern shareholder behavior.

Provisions of Israeli law may delay, prevent or otherwise encumber a merger with or an acquisition of our company, which could prevent a change of control, even when the terms of such transaction are favorable to us and our shareholders.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to these types of transactions. Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to some of our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. These provisions of Israeli law could delay, prevent or impede a merger with or an acquisition of our company, which could prevent a change of control, even when the terms of such transaction are favorable to us and our shareholders and therefore potentially depress the price of our shares.

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Our shareholders may face difficulties in the enforcement of civil liabilities against us and our officers and directors and auditors or in asserting U.S. securities law claims in Israel.

Most of our officers and directors and our auditors are residents of Israel or otherwise reside outside of the United States. SuperCom Ltd. is incorporated under Israeli law and its principal office and facilities are located in Israel. All or a substantial portion of the assets of such persons are or may be located outside of the United States. Therefore, service of process upon SuperCom Ltd., such directors and officers and our auditors may be difficult to effect in the United States. It also may be difficult to enforce a U.S. judgment against SuperCom Ltd., such officers and directors and our auditors as any judgment obtained in the United States against such parties may not be collectible in the United States. In addition, it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.

Being a foreign private issuer exempts us from certain Securities and Exchange Commission requirements.

As a foreign private issuer within the meaning of rules promulgated under the U.S. Securities and Exchange Act of 1934, as amended, or the Exchange Act, we are exempt from certain provisions applicable to U.S. public companies including:

•	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q and current reports on Form 8-K;
•	the sections of the Exchange Act regulating the solicitation of proxies in connection with shareholder meetings;
•	the provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and
•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction (i.e., a purchase and sale, or sale and purchase, of the issuer’s equity securities within less than six months).

Because of these exemptions, investors are not afforded the same protections or information generally available to investors holding shares in public companies organized in the United States

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains various "forward-looking statements" within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, as amended with respect to our business, financial condition and results of operations. Such forward-looking statements reflect our current view with respect to future events and financial results. Statements which use the terms “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate” and similar expressions are intended to identify forward looking statements. We remind readers that forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors and involve known and unknown risks that could cause the actual results, performance, levels of activity, or our achievements, or industry results, to be materially different from any future results, performance, levels of activity, or our achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by applicable law, including the securities laws of the United States, we undertake no obligation to publicly release any update or revision to any forward looking statements to reflect new information, future events or circumstances, or otherwise after the date hereof. We have attempted to identify significant uncertainties and other factors affecting forward-looking statements in the “Risk Factors” section of this prospectus supplement. You should review carefully the section entitled “Risk Factors” beginning on page S-13 of this prospectus supplement and page 2 of the accompanying prospectus for a discussion of these and other risks that relate to our business and investing in our securities. The forward-looking statements contained or incorporated by reference in this prospectus supplement are expressly qualified in their entirety by this cautionary statement.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of                       ordinary shares in this offering will be approximately $        million, or approximately $        million if the underwriters exercise in full their over-allotment option to purchase additional ordinary shares, based on the public offering price of    $       per ordinary share, after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition we face and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

•	a change in development plan or strategy;
•	the addition of new products or services;
•	the availability and terms of debt financing to fund a portion of the purchase price(s) for potential acquisition;
•	the need or desire on our part to accelerate, increase or eliminate existing initiatives due to, among other things, changing market;
•	conditions and competitive developments;
•	failure to achieve sales as anticipated; and
•	the availability of other sources of cash including cash flow from operations and alternative financing arrangements, if any.

Until we use the net proceeds of this offering, we will invest the funds in short-term, investment grade, interest-bearing securities.

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PRICE RANGE OF OUR ORDINARY SHARES

Our ordinary shares began trading on The NASDAQ Capital Market effective at the opening of trading on Tuesday, September 17, 2013 under the ticker symbol “SPCB.” Prior to September 17, 2013, our ordinary shares traded on OTCQB® electronic quotation service for securities traded over-the-counter.

All of the share price information provided below has been adjusted to give effect to a 1 share for 4.250002 shares reverse stock split effected on August 23, 2013.

The following table sets forth, for the periods indicated, the high and low closing prices of our ordinary shares on the NASDAQ Capital Market or the OTCQB Market, as applicable.

Annual

	High	Low
2010	$1.23	$0.21
2011	$0.59	$0.17
2012	$0.85	$0.04
2013	$5.65	$0.30
2014	$13.78	$4.85

Quarterly

2013
First Quarter	$1.87	$0.30
Second Quarter	$2.25	$1.02
Third Quarter	$5.65	$2.25
Fourth Quarter	$4.78	$3.87

2014
First Quarter	$6.84	$4.85
Second Quarter	$10.27	$6.37
Third Quarter	$13.34	$8.35
Fourth Quarter	$13.78	$9.37

2015
First Quarter	$10.21	$7.54

Most Recent Six Months

Month	High	Low
December 2014	$12.55	$9.59
January 2015	$10.21	$7.54
February 2015	$8.82	$7.89
March 2015	$9.42	$7.70
April 2015	$12.16	$8.44
May 2015	$13.03	$10.81
June 2015 (through June 16)	$13.82	12.09

On June 16, 2015, the last reported sale price of our ordinary shares on The NASDAQ Capital Market was $13.82 per share. As of June 12, 2015, there were approximately 22 holders of record of our ordinary shares.

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DIVIDEND POLICY

We have never paid cash dividends on our ordinary shares and do not anticipate paying any cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business.

DILUTION

If you invest in our ordinary shares, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per ordinary share immediately after this offering. The net tangible book value of our ordinary shares as of March 31, 2015, was approximately $26,824,000, or approximately $1.95 per ordinary share based on 13,742,586 shares outstanding at that time. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of             ordinary shares in this offering at the public offering price of $ per ordinary share, and after deducting the underwriting discount and estimated offering expenses payable by us, our net tangible book value as of March 31, 2015, would have been approximately $       million, or approximately $     per ordinary share based on ordinary shares outstanding on a pro forma basis at that time. This represents an immediate increase in net tangible book value of $        per ordinary share to our existing shareholders and an immediate dilution of approximately $       per share to new investors participating in this offering, as illustrated by the following table:

Public offering price per ordinary share	$
Net tangible book value per ordinary share of as of March 31, 2015	$1.95
Increase in net tangible book value per ordinary share attributable to the offering
Pro forma net tangible book value per ordinary share as of March 31, 2015, after giving effect to the offering	$
Dilution in net tangible book value per ordinary share to new investors in the offering	$

If the underwriters exercise in full their option to purchase            additional ordinary shares at the public offering price of $           per share, our as adjusted net tangible book value after this offering would be approximately $          million, or $     per ordinary share, representing an increase in net tangible book value of approximately $     per share to existing shareholders and immediate dilution in net tangible book value of approximately $     per share to investors purchasing our ordinary shares in this offering at the public offering price.

The discussion of dilution, and the table quantifying it, assume no exercise of any outstanding options or warrants or other potentially dilutive securities. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors.

In particular, the table above excludes the following potentially dilutive securities as of June 12, 2015, 417,432 ordinary shares issuable upon the exercise of currently outstanding options having a weighted average exercise price of $4.09 per share.

To the extent that any of these options or warrants are exercised, new options are issued under our equity incentive plans and subsequently exercised or we issue additional ordinary shares in the future, there will be further dilution to new investors participating in this offering.

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MATERIAL TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our ordinary shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Israeli Tax Considerations and Government Programs

The following is a summary of the current material Israeli tax laws applicable to companies in Israel with special reference to its effect on us. This summary does not discuss all the acts of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Some parts of this discussion are based on new tax legislation that has not been subject to judicial or administrative interpretation. Accordingly, we cannot assure you that the views expressed in the discussion will be accepted by the tax authorities in question. The discussion is not intended and should not be construed as legal or professional tax advice and does not cover all possible tax considerations.

POTENTIAL INVESTORS AND HOLDERS OF OUR SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY FOREIGN, STATE OR LOCAL TAXES.

The following discussion describes the material Israeli tax consequences regarding ownership and disposition of our ordinary shares applicable to non-Israeli shareholders, including U.S. shareholders.

General Corporate Tax Structure

Israeli companies are generally subject corporate tax on their taxable income at the rate of 25% for the 2012 and 2013 tax years. Following an amendment to the Israeli Income Tax Ordinance, 1961 (the “Tax Ordinance”), which came into effect on January 1, 2012, the corporate tax rate is scheduled to remain at the rate of 25% for future tax years.

On December 6, 2011, the Law for the Change in the Tax Burden (Legislative Amendments) – 2011 was publicized. As part of the law, among other things, the Economic Efficiency Law (Legislative Amendments for the Implementation of the Economic Plan for 2009 and 2010) – 2009 and the Income Tax Ordinance (New Version) – 1961 were amended whereby, commencing in 2012, the blueprint for the reduction in the corporate tax rates will be cancelled and the corporate tax rate will be 25%. On July 30, 2013, the Israeli Parliament (the Knesset) passed a law which was designated to increase the tax levy in the years 2013 and 2014. Among other things, the law increases the Israeli corporate tax rate from 25% to 26.5% for the year 2014.

Taxation of Capital Gains Applicable to Israeli Shareholders and Non-Israeli Shareholders

General

Israeli law generally imposes a capital gains tax on the sale of any capital assets by residents of Israel, as defined for Israeli tax purposes, and on the sale of assets located in Israel, including shares in Israeli companies, by both residents and non-residents of Israel, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The law distinguishes between real gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain which is equivalent to the increase of the relevant asset’s purchase price which is attributable to the increase in the Israeli consumer price index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of sale. The real gain is the excess of the total capital gain over the inflationary surplus.

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Israeli residents

Individuals

Commencing in January 1, 2012, a real capital gain deriving to an individual will be taxed at a rate of 25%, on condition that the income is not classified as business income from the vantage point of the individual. This will apply to the entire real capital gain accrued since the date of purchase, or since January 1, 2003 if the purchase preceded that date.

Notwithstanding the above, the real capital gain will be taxed at a rate of 30% in the following instances:

•	The individual deducts interest expenses and linkage differentials. The seller is a “significant shareholder” at the date of the sale of the securities or at any time during the 12-month period preceding the sale.

•	A “significant shareholder” is defined in general as shareholder who holds, either directly or indirectly, alone or together with another, at least 10% of any form of a means of control in a company. The term “together with another” means together with a relative, or together with someone who is not a relative with which the individual, either directly or indirectly, has a regular cooperative agreement regarding the affairs of the company.

Companies

The real capital gain on the sale of securities by a company will be taxed at the corporate tax rate applicable during the year of sale (25% for the 2012 tax year onwards).

Non-Israeli Residents

In general, Non-residents of Israel will be exempt from capital gain tax in relation to the sale of ordinary shares traded on a recognized stock exchange as long as (a) the capital gain is not in his permanent establishment in Israel, (b) the ordinary shares in relation to which the capital gains are derived were acquired by the nonresident after the initial listing of the ordinary shares and (c) neither the shareholder nor the capital gain is subject to certain sections of the Israeli income tax ordinance.

However, non-Israeli corporations will not be entitled to such exemption if Israeli residents (i) have a controlling interest of 25% or more in such non-Israeli corporation, or (ii) are the beneficiaries or are entitled to 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

In addition, pursuant to the Income Tax Treaty between Israel and the U.S. (the “Tax Treaty”), gains derived from the sale, exchange or disposition of our ordinary shares by a person who qualifies as a resident of the U.S. within the meaning of the Tax Treaty and who is entitled to claim the benefits afforded to US residents under the Tax Treaty, referred to as a Treaty US Resident, would not be subject to Israeli capital gains tax, unless such US Resident owned, directly or indirectly, shares representing 10% or more of the voting power of our company at any time during the 12-month period preceding such sale, exchange or disposition.

In some instances where our shareholders may be liable to Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at the source. However, under the Tax Treaty, such U.S. resident would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations in U.S. laws applicable to foreign tax credits. The Tax Treaty does not relate to U.S. state or local taxes.

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Tax on Dividends

Non-residents of Israel are subject to income tax on income accrued or derived from sources in Israel. These sources of income include passive income such as dividends. On distributions of dividends other than bonus shares, or stock dividends, income tax is applicable at the rate of 25%, or 30% for a shareholder that is considered a significant shareholder at any time during the 12-month period preceding such distribution. A different rate may be provided in a treaty between Israel and the shareholder’s country of residence. Under the Tax Treaty, the maximum tax on dividends paid to a holder of our ordinary shares who is a US resident is 25%; however if not more than 25% of our gross income consists of interest or dividends, then the maximum tax is 12.5% for a shareholder who is a US corporation holding at least 10% of our issued voting power during the part of the taxable year preceding the date of payment of the dividend and during the whole of the prior taxable year (and additional conditions under the Tax Treaty are met).

U.S. Federal Income Taxation

The following is a description of certain U.S. federal income tax consequences relating to the acquisition, ownership and disposition of our ordinary shares by a U.S. Holder as defined below. This description addresses only the U.S. federal income tax consequences to U.S. Holders that hold our ordinary shares as capital assets. This description is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed and temporary Treasury regulations promulgated thereunder, judicial and administrative interpretations thereof, and the United States-Israel Tax Treaty, all as in effect on the date hereof and all of which are subject to change either prospectively or retroactively. There can be no assurances that the U.S. Internal Revenue Service, (“IRS”), will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of our shares or that such a position would not be sustained. U.S. Holders should consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of purchasing, owning and disposing of our ordinary shares in their particular circumstances.

This description does not address all the tax consequences that may be relevant to a U.S. Holder subject to special tax rules, including without limitation:

•	banks, financial institutions or insurance companies;

•	real estate investment trusts, regulated investment companies or grantor trusts;

•	dealers or traders in securities, commodities or currencies

•	tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code

•	certain former citizens or long-term residents of the United States

•	persons that received our shares as compensation for the performance of services

•	persons that will hold our shares as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes

•	partnerships or other pass-through, or holders that will hold our shares through such an entity

•	S corporations;

•	holders whose functional currency is not the U.S. dollar; or

•	holders that actually or constructively own 10 percent or more of our voting shares.

Moreover, this description does not address the United States federal estate, gift or alternative minimum tax consequences, or any state, local or foreign tax consequences, of the acquisition, ownership and disposition of our ordinary shares.

For purposes of this summary, the term “U.S. Holder” means any beneficial owner of our ordinary shares who is:

•	an individual and either a citizen or, for U.S. federal income tax purposes, a resident of the United States;

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•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust that (a) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares, the U.S. federal income tax treatment of a partner in such a partnership will generally depend upon the status of the partner and the activities of the partnership. Such partner or partnership should consult their tax advisor about the U.S. federal income tax consequences of holding and disposing of ordinary shares in its particular circumstance.

Taxation of Dividends

Subject to the discussion below under the heading “Passive Foreign Investment Companies,” the gross amount of any distribution made to you with respect to our ordinary shares, including the amount of any Israeli taxes withheld therefrom, will constitute dividend income for U.S. federal income tax purposes, to the extent such dividend is paid out of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of your tax basis in the ordinary shares, and any amount in excess of your tax basis will generally be treated as capital gain from the sale of ordinary shares. See “Disposition of Ordinary Shares” below for a discussion of the taxation of capital gains. Because we are not a U.S. corporation, U.S. Holders that are corporations will not be entitled to claim a dividends-received deduction under Section 243 of the Code with respect to distributions they receive from us.

Dividends that we pay in NIS, including the amount of any Israeli taxes withheld therefrom, will be included in your income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day such dividends are received. A U.S. Holder who receives payment in NIS and converts NIS into U.S. dollars at an exchange rate other than the rate in effect on such day may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss. U.S. Holders should consult their own tax advisors concerning the U.S. tax consequences of acquiring, holding and disposing of NIS.

Subject to complex limitations, any Israeli withholding tax imposed on such dividends will be a foreign income tax eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The limitations set out in the Code include computational rules under which foreign tax credits allowable with respect to specific classes of income cannot exceed the U.S. federal income taxes otherwise payable with respect to each such class of income. Dividends generally will be treated as foreign source passive category income for United States foreign tax credit purposes. Further, there are special rules for computing the foreign tax credit limitation of a U.S. Holder who receives dividends subject to a reduced tax rate.

In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including Israeli taxes, in computing their taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

The rules relating to the determination of the foreign tax credit are complex, and you should consult with your personal tax advisors to determine whether and to what extent you would be entitled to this credit.

Subject to certain limitations, including the Medicare tax, discussed below, “qualified dividend income” received by a non-corporate U.S. Holder will be subject to tax at a preferential maximum tax rate of 20 percent. Distributions taxable as dividends paid on the ordinary shares should qualify for the preferential 20 percent rate provided that either: (i) we are entitled to benefits under the income tax treaty between the United States and Israel (the “Treaty”) or (ii) the ordinary shares are readily tradable on an established securities market in the

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United States and certain other requirements are met. We believe that we are entitled to benefits under the Treaty and that the ordinary shares currently are readily tradable on an established securities market in the United States, and therefore any dividend distributions with respect to our ordinary shares should be “qualified dividends” eligible for the preferential tax rate. However, no assurance can be given that the ordinary shares will remain readily tradable. The preferential rate does not apply unless certain holding period requirements are satisfied. With respect to the ordinary shares, the U.S. Holder must have held such shares for at least 61 days during the 121-day period beginning 60 days before the ex-dividend date. The preferential rate also does not apply to dividends received from a passive foreign investment company or in respect of certain hedged positions or in certain other situations. The legislation enacting the preferential tax rate on qualified dividends contains special rules for computing the foreign tax credit limitation of a taxpayer who receives dividends subject to the preferential tax rate. U.S. Holders of ordinary shares should consult their own tax advisors regarding the effect of these rules in their particular circumstances.

Additional Tax on Investment Income

In addition to the income taxes described above, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds, will be subject to a 3.8% Medicare contribution tax on net investment income, which includes dividends and capital gains.

Disposition of Ordinary Shares

If you sell or otherwise dispose of ordinary shares, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the sale or other disposition and your adjusted tax basis in the ordinary shares. Subject to the discussion below under the heading “Passive Foreign Investment Companies,” such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if you have held the ordinary shares for more than one year at the time of the sale or other disposition. Long-term capital gain realized by a non-corporate U.S. Holder is generally eligible for a preferential tax rate (currently at 20%). In general, any gain that you recognize on the sale or other disposition of ordinary shares will be U.S.-source for purposes of the foreign tax credit limitation; losses will generally be allocated against U.S. source income. Deduction of capital losses is subject to certain limitations under the Code.

In the case of a cash basis U.S. Holder who receives NIS in connection with the sale or disposition of ordinary shares, the amount realized will be based on the U.S. dollar value of the NIS received with respect to the ordinary shares as determined on the settlement date of such exchange. A U.S. Holder who receives payment in NIS and converts NIS into United States dollars at a conversion rate other than the rate in effect on the settlement date may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss.

An accrual basis U.S. Holder may elect the same treatment required of cash basis taxpayers with respect to a sale or disposition of ordinary shares, provided that the election is applied consistently from year to year. Such election may not be changed without the consent of the IRS. In the event that an accrual basis U.S. Holder does not elect to be treated as a cash basis taxpayer (pursuant to the Treasury regulations applicable to foreign currency transactions), such U.S. Holder may have a foreign currency gain or loss for U.S. federal income tax purposes because of differences between the U.S. dollar value of the currency received on the trade date and on the settlement date. Any such currency gain or loss would be treated as ordinary income or loss and would be in addition to the gain or loss, if any, recognized by such U.S. Holder on the sale or disposition of such ordinary shares.

Passive Foreign Investment Companies

In general, a non U.S. corporation will be considered a passive foreign investment company, PFIC, if (i) 75% or more of its gross income consists of passive income, or (ii) 50% or more of the average value of its assets consists of assets that produce, or are held for the production of passive income. For purposes of the above calculation, a non U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received

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directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, certain royalties, rents, annuities and the excess of gains over losses from the disposition of assets which produce passive income.

Based on our current and projected income, assets and activities, we believe that we are not currently a PFIC, nor do we expect to become a PFIC in the foreseeable future. However, because the determination of whether we are a PFIC is based upon the composition of our income and assets from time to time, there can be no assurances that we will not become a PFIC in this or any future taxable year.

If we were to be treated as a PFIC for any taxable year during which a U.S. Holder held ordinary shares, such U.S. Holder would be required to file IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund). In addition, the favorable tax rates described above with respect to dividends paid to certain non-corporate U.S. Holders would not apply if we were a PFIC for the taxable year of distribution or the preceding taxable year.

If we were determined to be a PFIC for U.S. federal income tax purposes, highly complex rules would apply to U.S. Holders owning, directly or indirectly, ordinary shares. Accordingly, you are urged to consult your tax advisors regarding the application of such rules.

Backup Withholding and Information Reporting

Payments in respect of ordinary shares may be subject to information reporting to the U.S. Internal Revenue Service and to U.S. backup withholding tax at a rate of 28%. Backup withholding will not apply, however, if you (i) are a corporation or other exempt recipient, or (ii) furnish a correct taxpayer identification number and make any other required certification.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules are properly credited against a U.S. Holder’s U.S. tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate tax return or other claim for refund with the IRS.

U.S. individuals that hold certain specified foreign financial assets, including stock in a foreign corporation, with values in excess of certain thresholds are required to file Form 8938 (Statement of Specified Foreign Financial Assets) with their US Federal income tax return. U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ordinary shares.

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UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the ordinary shares being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of ordinary shares set forth opposite its name below. Cowen and Company, LLC is the representative of the underwriters.

Underwriter	Number of Shares
Cowen and Company, LLC

Total

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the overallotment option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Overallotment Option to Purchase Additional Shares. We have granted to the underwriters an option to purchase up to      additional ordinary shares at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days. The underwriters may exercise this option solely for the purpose of covering overallotments, if any, made in connection with the sale of ordinary shares offered hereby. To the extent that the underwriters exercise this option, the underwriters will purchase additional ordinary shares from us in approximately the same proportion as shown in the table above.

Discounts and Commissions. The following table shows the public offering price, underwriting discount and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

We estimate that the total expenses of the offering, excluding underwriting discount, will be approximately $ and are payable by us.

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Total
	Per Share	Without Over- Allotment	With Over- Allotment
Public offering price

Underwriting discount

Proceeds, before expenses, to Company

The underwriters propose to offer the ordinary shares to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the shares of ordinary shares to securities dealers at the public offering price less a concession not in excess of $     per share. If all of the shares are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

Stock Exchange Listing. Our ordinary shares are listed on The NASDAQ Capital Market under the symbol "SPCB." The transfer agent for our ordinary shares to be issued in this offering is American Stock Transfer & Trust Company, LLC.

Discretionary Accounts. The underwriters do not intend to confirm sales of the shares to any accounts over which they have discretionary authority.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase ordinary shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the ordinary shares while the offering is in progress.

•	Overallotment transactions involve sales by the underwriters of ordinary shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriters may close out any short position by exercising their overallotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of ordinary shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the overallotment option. If the underwriters sell more shares than could be covered by exercise of the overallotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

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These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our ordinary shares. These transactions may be effected on the NASDAQ Stock Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our ordinary shares on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of ordinary shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Lock-Up Agreements. Pursuant to certain ''lock-up'' agreements, we and our executive officers, directors and certain of our other shareholders, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any ordinary shares or securities convertible into or exchangeable or exercisable for any ordinary shares without the prior written consent of Cowen and Company, LLC, for a period of 90 days after the date of the pricing of the offering. The 90-day restricted period will be automatically extended if (i) during the last 17 days of the 90-day restricted period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, in either of which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

This lock-up provision applies to ordinary shares and to securities convertible into or exchangeable or exercisable for ordinary shares. It also applies to ordinary shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition, The exceptions permit us, among other things and subject to restrictions, to: (a) issue ordinary shares or options pursuant to employee benefit plans, (b) issue ordinary shares upon exercise of outstanding options or warrants (c) issue securities in connection with acquisitions or similar transactions, or (d) file registration statements on Form S-8. The exceptions permit parties to the ''lock-up'' agreements, among other things and subject to restrictions, to: (a) make certain gifts, (b) if the party is a corporation, partnership, limited liability company or other business entity, make transfers to any shareholders, partners, members of, or owners of similar equity interests in, the party, or to an affiliate of the party, if such transfer is not for value, and (c) if the party is a corporation, partnership, limited liability company or other business entity, make transfers in connection with the sale or transfer of all of the party's capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the party's assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the "lock-up" agreement. In addition, the lock-up provision will not restrict broker-dealers from engaging in market making and similar activities conducted in the ordinary course of their business.

Cowen and Company, LLC, in its sole discretion, may release our ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our ordinary shares and other securities from lock-up agreements, Cowen and Company, LLC will consider, among other factors, the holder's reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request. In the event of such a release or

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waiver for one of our directors or officers, Cowen and Company, LLC shall provide us with notice of the impending release or waiver at least three business days before the effective date of such release or waiver and we will announce the impending release or waiver by issuing a press release at least two business days before the effective date of the release or waiver.

United Kingdom. The underwriters:

•	have not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);

•	have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

•	have complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The ordinary shares will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area. In relation to each Member State of the European Economic Area (the "EEA") which has implemented the European Prospectus Directive (each, a "Relevant Member State"), an offer of our ordinary shares may not be made to the public in a Relevant Member State other than:

•	to any legal entity which is a qualified investor, as defined in the European Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the European Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer, or;

•	in any other circumstances falling within Article 3(2) of the European Prospectus Directive,

provided that no such offer of our ordinary shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the European Prospectus Directive or supplement prospectus pursuant to Article 16 of the European Prospectus Directive.

For the purposes of this description, the expression an "offer to the public" in relation to the ordinary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the ordinary shares, as the expression may be varied in that Relevant Member State by any measure implementing the European Prospectus Directive in that member state, and the expression "European Prospectus Directive'' means Directive 2003/71/EC (and amendments hereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing

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measure in each Relevant Member State. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

Israel. In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase our ordinary shares under the Israeli Securities Law, 5728 - 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the "Addressed Investors"); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 - 1968, subject to certain conditions (the "Qualified Investors"). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 - 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our ordinary shares to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 - 1968. In particular, we may request, as a condition to be offered ordinary shares, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 - 1968 and the regulations promulgated thereunder in connection with the offer to be issued ordinary shares; (iv) that the ordinary shares that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 - 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 - 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor's name, address and passport number or Israeli identification number.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

Electronic Offer, Sale and Distribution of Shares. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

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LEGAL MATTERS

Certain matters concerning this offering will be passed upon for us by Haynes and Boone, LLP, New York, New York. The validity of the securities being offered by this prospectus will be passed upon for us by S. Friedman & Co., Tel Aviv, Israel. The underwriters are being represented by Greenberg Traurig, LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report (Form 20-F) for the year ended December 31, 2014, have been so incorporated in reliance on the report of Brightman Almagor Zohar & Co. a member firm of Deloitte Touche Tohmatsu, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and special reports and other information with the Securities and Exchange Commission (Commission File Number 000-21218). These filings contain important information that does not appear in this prospectus. For further information about us, you may read and copy these filings at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0102. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 551-8090. Our Securities and Exchange Commission filings are also available on the Securities and Exchange Commission website at http://www.sec.gov, which contains periodic reports and other information regarding issuers that file electronically

This prospectus supplement is part of the registration statement on Form F-3 filed with the Securities and Exchange Commission in connection with this offering and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We are incorporating by reference in this prospectus supplement the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the Securities and Exchange Commission on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission on April 13, 2015;

•	Current Report on Form 6-K filed with the Securities and Exchange Commission on June 1, 2015;

•	Current Report on Form 6-K filed with the Securities and Exchange Commission on June 10, 2015; and

•	Current Report on Form 6-K/A filed with the Securities and Exchange Commission on June 17, 2015.

In addition, we may incorporate by reference into this prospectus supplement our reports on Form 6-K filed after the date of this prospectus supplement (and before the time that all of the securities offered by this prospectus supplement have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus supplement.

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Certain statements in and portions of this prospectus supplement update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests SuperCom Ltd., 1 Arie Shenkar Street, Hertzliya Pituach 4672514, Israel, Tel: +972-9-8890850. You may also obtain information about us by visiting our website at www.supercom.com. Information contained in our website is not part of this prospectus supplement.

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, (i) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (ii) transactions in our equity securities by our officers, directors and principal shareholders are exempt from Section 16 of the Exchange Act; and (iii) we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We make available to our shareholders an annual report containing financial statements that have been examined and reported on, with an opinion expressed by, an independent registered public accounting firm. Since June 7, 2004, we have been making all required filings with the Securities and Exchange Commission electronically, and these filings are available via the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

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PROSPECTUS

SUPERCOM LTD.

$50,000,000
Ordinary Shares
Warrants
Debt Securities
Subscription Rights
Units

We may offer to the public from time to time in one or more series or issuances:

·	ordinary shares;

·	warrants to purchase ordinary shares or debt securities;

·	debt securities (including convertible debt securities);

·	subscription rights; or

·	any combination of the above, separately or as units.

We refer to the ordinary shares, warrants and debt securities, subscription rights and units collectively as “securities” in this prospectus. Our ordinary shares are listed on the NASDAQ Capital Market under the symbol “SPCB.” On July 14, 2014, the last reported sale price of an ordinary share of our company on the NASDAQ Capital Market was $9.22.

The securities will have a total public offering price not to exceed $50,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and the documents incorporated or deemed to be incorporated by reference carefully before you make your investment decision.

We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions, or discounts. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus on page 17.

Investing in these securities involves certain risks. Please carefully consider the “Risk Factors” in Item 3(D) of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus, the “Risk Factors” beginning on page 2 of this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

None of the Securities and Exchange Commission, the Israeli Securities Authority or any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 25, 2014

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

In this prospectus, the terms “we”, “us”, “SuperCom” and “our” mean SuperCom Ltd. and its subsidiaries, unless otherwise indicated.

All references to “dollars” or “$” in this prospectus are to U.S. dollars, and all references to “shekels” or “NIS” are to New Israeli Shekels.

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PROSPECTUS SUMMARY

We are a global provider of traditional and digital identity solutions, providing advanced e-Documents, Identification, Monitoring, and Tracking solutions and products to governments and private and public organizations. We offer a complete end-to-end, turnkey and comprehensive solution for various governmental ID programs, based on our state-of-the-art, field-proven OnePlatform Magna™ backbone, to governments around the world. Our OnePlatform Magna backbone can be implemented for a variety of governmental solutions and applications, Our platform facilitates support across all public e-ID and e-Government applications and services and creates uniformity and is capable of serving as a single and generic platform that supports various national ID applications including, population biometric registration, national e-ID/IDs, electronic passports, biometric visas, Smart Drivers’ Licenses, smart vehicle licenses, biometric border control, election management, land title secure deed control, internal revenue service ID documentation, social security identification, and e-Government services.

We also offer complete end-to-end, turnkey and comprehensive solutions for various programs for the public safety, healthcare, homecare, and animal intelligence to markets around the world, based on our state-of-the-art, field-proven machine to machine, or M2M, OnePlatform PureRF™ platform. Our PureRF wireless and mobile hybrid suite of products and technologies are connected to a web-based, secure, proprietary, interactive and user-friendly platform which can be implemented for various M2M applications including, detainee monitoring, youth and juvenile supervision, house arrest solutions, supervised medical mobility, real-time hospital tracking, residential monitoring, medical devices inventory management, pet and livestock management, and workplace access control.

We were incorporated in Israel in 1988 and changed our name from SuperCom Ltd. to Vuance Ltd. in May 2007. We changed our name back to SuperCom Ltd. in January 2013. Our principal executive office is located at 1 Arie Shenkar Street, Herzliya Pituach 4672514, Israel and our telephone number is +972.9.889.0800.  Our website address is http://www.supercom.com/. The information contained on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. You should carefully consider the following factors as well as the other information contained in this prospectus and in the other reports that we file with the SEC and that we incorporate by reference into this prospectus before deciding to invest in our securities. This prospectus and statements that we may make from time to time may contain forward-looking information. There can be no assurance that actual results will not differ materially from our expectations, statements or projections. Factors that could cause actual results to differ from our expectations, statements or projections include the risks and uncertainties relating to our business described below. The information in this prospectus is complete and accurate as of the date of this prospectus, but the information may change thereafter.

Risks Related to Our Business

Although we expect that the acquisition of the OTI’s SmartID Division of On Track Innovations Ltd., or OTI, will result in benefits to us, we may not realize those benefits due to unforeseen difficulties.

We have concluded the acquisition of the Smart ID Division of OTI on December 2013. Integrating the operations of the SmartID Division successfully or otherwise realizing any of the anticipated benefits of the acquisition of the Smart ID Division, including anticipated cost savings and additional revenue opportunities, involves a number of challenges. The failure to meet these integration challenges could seriously harm our results of operations and the market price of our ordinary shares may decline as a result.

Realizing the benefits of the acquisition will depend in part on the integration of intellectual property, products, operations, personnel and sales force and the completion of assignments of current and past contracts and rights. These integration activities are complex and time-consuming, and we may encounter unexpected difficulties or incur unexpected costs, including:

·	our inability to achieve the operating synergies anticipated in the acquisition, which would prevent us from achieving the positive earnings gains expected as a result of the acquisition;

·	diversion of management attention from ongoing business concerns to integration matters;

·	difficulties in consolidating and rationalizing information technology and intellectual property platforms and administrative infrastructures;

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·	complexities associated with managing the combined businesses;

·	some personnel transferred from OTI may not integrate well into the new combined business and may leave our company, which may result in the loss of specific business knowledge and our ability to fully capitalize on the acquired assets and perform current contracts;

·	challenges in fulfilling assignments and maintaining the contracts and relationships of the SmartID Division, thereby demonstrating to our customers and to customers of the SmartID Division that the acquisition caused adverse changes in customer service standards or business focus;

·	some contracts or agreements with customers of the SmartID division may be terminated by the customers as a result of the acquisition, which will result in major reduction in our anticipated combined business revenue; and

·	some contracts or agreements with service providers and suppliers of the SmartID division may be terminated by them as a result of the acquisition which could result in delays and increases in our cost of revenues.

We may not successfully integrate the operations of the SmartID Division, and may not realize the anticipated net reductions in costs and expenses and other benefits and synergies of the acquisition to the extent, or in the timeframe, anticipated. In addition to the integration risks discussed above, our ability to realize these benefits and synergies could be adversely impacted by practical or legal constraints on our ability to combine operations.

If we are unable to manage our growth profitably, our business, financial results and stock price could suffer.

Our future financial results will depend in part on our ability to profitably manage our growth. Management will need to maintain existing customers and attract new customers, recruit, retain and effectively manage employees, as well as expand operations and integrate customer support and financial control systems. If integration-related expenses and capital expenditure requirements are greater than anticipated or if we are unable to manage our growth profitably after the acquisition, our financial results and the market price of our ordinary shares may decline.

Purchase price allocation in connection with our acquisition of OTI’s SmartID Division requires estimates which may be subject to change in the future. Future changes to these estimates could impact our historical or future operating results.

The application of purchase price allocation requires that the total purchase price we paid for the SmartID Division be allocated to the fair value of assets acquired and liabilities assumed based on their fair values at the acquisition date. All amounts in excess of the fair value are recorded as goodwill. The allocation process requires an analysis and valuation of acquired assets, including fixed assets, technologies, deferred tax assets, customer contracts and relationships, trade names and liabilities assumed, including contractual commitments and legal contingencies. We identified and recorded the assets, including specifically identifiable intangible assets, and liabilities assumed in connection with our recent acquisition of OTI’s SmartID Division at their estimated fair values as of the date of the acquisition. This process requires estimates by our management based upon the best available information at the time of the preparation of the financial statements. These estimates of fair value may change in the future as we finalize the purchase price allocation. We expect it may take until December 31, 2014 to complete the purchase price allocation. Any future changes to our estimates of the fair value of the assets and liabilities of OTI’s SmartID Division as of the date of the acquisition could impact our historical or future operating results.

In the three years ended December 31, 2013, we depended on large orders from one customer for a substantial portion of our revenues. The loss of this customer or a decrease in its orders could adversely impact our operating results.

In the years ended December 31, 2013, 2012 and 2011, 73%, 64% and 95%, respectively, of our consolidated net revenue are attributable to sales to a European governmental customer. While we expect to be less dependent on this customer in 2014 and in the future because of our acquisition of the SmartID Division, a substantial reduction in sales to, or loss of, this customer would adversely affect our business unless we were able to replace the revenue received from the customer, which replacement we may not be able to find.

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Because competition in our industry is intense, our business, operating results and financial condition may be adversely affected.

The global market for e-ID and M2M based enabled products and solutions is highly fragmented and intensely competitive. It is characterized by rapidly changing technology, frequent new product introductions and rapidly changing customer requirements. We expect competition to increase with the expected rapid growth of the industry and as competitors allocate additional resources and efforts in order to secure new contracts. We may not be able to compete successfully against current or future competitors. We face competition from technologically sophisticated companies, many of which have substantially greater technical, financial, and marketing resources than we do. In some cases, we compete with entities that have pre-existing relationships with potential customers. As our applicable markets expand, we expect additional competitors to enter the market. We cannot assure you that we will be able to maintain the quality of our products and solutions relative to those of our competitors or continue to develop and market new products effectively. Continued competitive pressures could cause us to lose significant market share.

Some of our competitors and potential competitors have larger technical staffs, larger customer bases, more established distribution channels, greater brand recognition and greater financial, marketing and other resources than we do. Our competitors may be able to develop products and services that (i) are superior to our products and services, (ii) achieve greater customer acceptance or (iii) have significantly improved functionality as compared to our existing and future products and services. In addition, our competitors may be able to negotiate strategic relationships on more favorable terms than we are able to negotiate. Many of our competitors may also have well-established relationships with our existing and prospective customers. Increased competition may result in our experiencing reduced margins, loss of sales or decreased market share.

The average selling prices for our products may decline as a result of competitive pricing pressures, promotional programs and customers who negotiate price reductions in exchange for longer-term purchase commitments. The pricing of products depends on the specific features and functions of the products, purchase volumes and the level of sales and service support required. As we experience pricing pressure, the average selling prices and gross margins for our products may decrease over product lifecycles. These same competitive pressures may require us to write down the carrying value of any inventory on hand, which could adversely affect our operating results and earnings per share.

We have sought in the past and will seek in the future to enter into contracts with governments, as well as state and local governmental agencies and municipalities, which subjects us to certain risks associated with such types of contracts.

Most contracts with governments or with state or local agencies or municipalities, or Governmental Contracts, are awarded through a competitive bidding process, and some of the business that we expect to seek in the future will likely be subject to a competitive bidding process. Competitive bidding presents a number of risks, including:

·	the frequent need to compete against companies or teams of companies with more financial and marketing resources and more experience than we have in bidding on and performing major contracts;

·	the need to compete against companies or teams of companies that may be long-term, entrenched incumbents for a particular contract we are competing for and which have, as a result, greater domain expertise and established customer relations;

·	the substantial cost and managerial time and effort necessary to prepare bids and proposals for contracts that may not be awarded to us;

·	the need to accurately estimate the resources and cost structure that will be required to service any fixed-price contract that we are awarded; and

·	the expense and delay that may arise if our competitors protest or challenge new contract awards made to us pursuant to competitive bidding or subsequent contract modifications, and the risk that any of these protests or challenges could result in the resubmission of bids on modified specifications, or in termination, reduction or modification of the awarded contract.

We may not be afforded the opportunity in the future to bid on contracts that are held by other companies and are scheduled to expire, if the governments, or the applicable state or local agency or municipality determines to extend the existing contract. If we are unable to win particular contracts that are awarded through the competitive bidding process, we may not be able to operate in the market for the products and services that are provided under those contracts for a number of years. If we are unable to win new contract awards or retain those contracts, if any, that we are awarded over any extended period, our business, prospects, financial condition and results of operations will be adversely affected.

In addition, Governmental Contracts subject us to risks associated with public budgetary restrictions and uncertainties, actual contracts that are less than awarded contract amounts, and cancellation at any time at the option of the governmental agency. Any failure to comply with the terms of any Governmental Contracts could result in substantial civil and criminal fines and penalties, as well as suspension from future contracts for a significant period of time, any of which could adversely affect our business by requiring us to pay significant fines and penalties or prevent us from earning revenues from Governmental Contracts during the suspension period. Cancellation of any one of our major Governmental Contracts could have a material adverse effect on our financial condition.

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Governments may be in a position to obtain greater rights with respect to our intellectual property than we would grant to other entities. Governmental agencies also have the power, based on financial difficulties or investigations of their contractors, to deem contractors unsuitable for new contract awards. Because we will engage in the government contracting business, we will be subject to audits, and may be subject to investigation, by governmental entities. Failure to comply with the terms of any Governmental Contract could result in substantial civil and criminal fines and penalties, as well as suspension from future contracts for a significant period of time, any of which could adversely affect our business by requiring us to pay the fines and penalties and prohibiting us from earning revenues from Governmental Contracts during the suspension period.

Furthermore, governmental programs can experience delays or cancellation of funding, which can be unpredictable; this may make it difficult to forecast our revenues on a quarter-by-quarter basis.

We have incurred operating losses in the past and may not be able to sustain profitable operations in the future. We may not have sufficient resources to fund our operations in the future.

Although we had profitable operations in the three years ended December 31, 2013, after three years of losses, there can be no assurance that we will continue to operate profitably in the future. If we do not generate sufficient cash from operations, we will be required to obtain additional financing or reduce our level of expenditure. Such financing may not be available in the future, or, if available, may not be on terms favorable to us.

Disruptions, uncertainty or volatility in the capital and credit markets may also limit our access to capital required to operate our business. Such market conditions may limit our ability to raise additional capital to support business growth. If we are unable to obtain necessary additional financing or generate cash from operations, we may be required to reduce the scope of our operations and may need to implement certain operational changes to decrease our expenses. This would have the potential to decrease both our ability to attain profitability and our financial flexibility. If adequate funds are not available to us, our business, and results of operations and financial condition will be adversely affected.

The market for our products is characterized by changing technology, requirements, standards and products, and we may be adversely affected if we do not respond promptly and effectively to these changes.

The market for our products is characterized by evolving technologies, changing industry standards, changing regulatory environments, frequent new product introductions and rapid changes in customer requirements. The introduction of products embodying new technologies and the emergence of new industry standards and practices can render existing products obsolete and unmarketable. Our future success will depend on our ability to enhance our existing products and to develop and introduce, on a timely and cost-effective basis, new products and product features that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of our customers. In the future:

·	we may not be successful in developing and marketing new products or product features that respond to technological change or evolving industry standards;

·	we may experience difficulties that could delay or prevent the successful development, introduction and marketing of these new products and features; or

·	our new products and product features may not adequately meet the requirements of the marketplace and achieve market acceptance.

If we are unable to respond promptly and effectively to changing technologies and market requirements, we will be unable to compete effectively in the future.

There can be no assurance that we will successfully identify new product opportunities and develop and bring new products to market in a timely manner, or that the products and technologies developed by others will not render our products or technologies obsolete or noncompetitive. The failure of our new product development efforts could have a material adverse effect on our business, results of operations and future growth.

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Our dependence on third-party distributors, sales agents and value-added resellers could result in marketing and distribution delays, which would prevent us from generating sales revenues.

We market and sell some of our products and solutions using a network of representatives, distributors and resellers covering the United States, Europe, Asia and Africa. We establish relationships with representatives, distributors and resellers through agreements that provide prices, discounts and other material terms and conditions under which the reseller is eligible to purchase our systems and products for resale. These agreements generally do not grant exclusivity to the distributors and resellers and, as a general matter, are not long-term contracts, do not have commitments for minimum sales, and could be terminated by the distributor. We do not have agreements with all of our distributors. We are currently engaged in discussions with other potential distributors, sales agents, and value-added resellers. Such arrangements may never be finalized and, if finalized, such arrangements may not increase our revenues or enable us to achieve profitability.

Our ability to terminate a distributor who is not performing satisfactorily may be limited. Inadequate performance by a distributor could adversely affect our ability to develop markets in the regions for which the distributor is responsible and could result in substantially greater expenditures by us in order to develop such markets. Our operating results will be highly dependent upon: (i) our ability to maintain our existing distributor arrangements; (ii) our ability to establish and maintain coverage of major geographic areas and establish access to customers and markets; and (iii) the ability of our distributors, sales agents, and value-added resellers to successfully market our products. A failure to achieve these objectives could result in lower revenues.

If our technology and solutions cease to be adopted and used by government and public and private organizations, we may lose some of our existing customers and our operations will be negatively affected.

Our ability to grow depends significantly on whether governmental and public and private organizations adopt our technology and solutions as part of their new standards and whether we will be able to leverage our expertise in governmental solutions into commercial solutions. If these organizations do not adopt our technology, we may not be able to penetrate some of the new markets we are targeting, or we may lose some of our existing customer base.

In order for us to achieve our growth objectives, our e-ID and M2M based technologies and solutions must be adapted to and adopted in a variety of areas, any or all of which may not adopt our e-ID and M2M based technologies. These areas include, among others:

·	national ID and e-Gov;

·	public safety;

·	healthcare and homecare; and

·	animal and livestock management.

We cannot accurately predict the future growth rate, if any, or the ultimate size of the e-ID, M2M based markets. The expansion of the market for our products and services depends on a number of factors such as:

·	the cost, performance and reliability of our products and services compared to the products and services of our competitors;

·	customer perception of the benefits of our products and solutions;

·	public perception of the intrusiveness of these solutions and the manner in which organizations use the information collected;

·	public perception of the privacy protection for their personal information;

·	customer satisfaction with our products and services; and

·	marketing efforts and publicity for our products and services.

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Even if our products and solutions gain wide market acceptance, our products and services may not adequately address market requirements and may not gain wide market acceptance. If our solutions or our products and services do not gain wide market acceptance, our business and our financial results will suffer.

We need to develop and sustain our position as a provider of e-ID and M2M based solutions and services to earn high margins from our technology, and if we are unable to develop such position, our business will not be as profitable as we hope, if at all.

The increasing sophistication of our e-ID and M2M based technologies places a premium on providing innovative software systems and services to customers, in addition to manufacturing and supplying M2M technology. While we have had some early success positioning ourselves as a provider of such services and systems, we may not continue to be successful with this strategy and we may not be able to capture a significant share of the market for the sophisticated solutions and services that we believe are likely to produce attractive margins in the future. A significant portion of the value of our e-ID and, M2M based technologies is based on the development of software and applications that will permit the use of M2M based technology in selected new markets. In contrast, the margins involved in manufacturing and selling M2M based technology can be relatively small, and may not be sufficient to permit us to earn an attractive return on our development investments.

Unfavorable global economic conditions may adversely affect our customers, which directly impact our business and results of operations.

Our operations and performance depend on our target customers, including those from the governmental sector, having adequate resources to purchase our products. The turmoil in the credit markets and the global economic downturn that commenced in 2008 and intensified in Europe in recent years generally adversely impacted our target customers. Companies and governmental authorities have reduced or delayed and may continue to reduce or delay their purchasing activities in response to a lack of credit, economic uncertainty, budget deficits and concern about the general stability of markets. Recently, several European countries encountered severe economic difficulties which affected the entire Euro-zone economy. The financial crisis, among other things, resulted in the downgrade of the credit worthiness of several countries in Europe, which affected our customers’ ability and budget to perform projects within these territories. If such economic and market conditions remain uncertain or weaken further, specifically changes that may negatively impact the political or economic stability and environment of the countries from which we derive most of our consolidated net revenues, our business and future operations may be materially adversely affected.

Our efforts to expand our international operations are subject to a number of risks, any of which could adversely reduce our future international sales and increase our losses.

Most of our revenues to date are attributable to sales in jurisdictions other than the United States. For the years ended December 31, 2011, 2012 and 2013, approximately 95.7%, 97.6% and 97.7%, respectively, of our revenues were derived from sales to markets outside of the United States. Our inability to obtain or maintain federal or foreign regulatory approvals relating to the import or export of our products on a timely basis could adversely affect our ability to expand our international business. Additionally, our international operations could be subject to a number of risks, any of which could adversely affect our future international sales and operating results, including:

·	increased collection risks;

·	trade restrictions;

·	export duties and tariffs;

·	uncertain political, regulatory and economic developments;

·	inability to protect our intellectual property rights;

·	highly aggressive competitors;

·	currency issues;

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·	difficulties in staffing, managing and supporting foreign operations;

·	longer payment cycles; and

·	difficulties in collecting accounts receivable.

Negative developments in any of these areas in one or more countries could result in a reduction in demand for our products, the cancellation or delay of orders already placed, difficulty in collecting receivables, and a higher cost of doing business, any of which could adversely affect our business, results of operations or financial condition.

In addition, in many countries the national security organizations require our employees to obtain clearance before such employees can work on a particular transaction. Failure to receive, or delays in the receipt of, relevant foreign qualifications could also have a material adverse effect on our ability to make sales or fulfill our orders on a timely basis. Additionally, as foreign government regulators have become increasingly stringent, we may be subject to more rigorous regulation by governmental authorities in the future. If we fail to adequately address any of these regulations, our business will be harmed.

We are exposed to risks in operating in foreign markets, which may make operating in those markets difficult and thereby force us to curtail our business operations.

In conducting our business in foreign countries, we are subject to political, economic, legal, operational and other risks that are inherent in operating in other countries. Risks inherent to operating in other countries range from difficulties in settling transactions in emerging markets to possible nationalization, expropriation, price controls and other restrictive governmental actions. We also face the risk that exchange controls or similar restrictions imposed by foreign governmental authorities may restrict our ability to convert local currency received or held by us in their countries into U.S. dollars or other currencies, or to take those dollars or other currencies out of those countries.

Due to the nature of our business, our financial and operating results could fluctuate.

Our financial and operating results have fluctuated in the past and could fluctuate in the future from quarter to quarter. As a result of our dependence on a limited number of customers and our increased reliance on our e-ID and M2M products and solutions, our revenue has experienced wide fluctuations, and we expect that our revenue will continue to fluctuate in the future as we integrate the operations of the SmartID Division. A portion of our sales is not recurring sales; therefore, quarterly and annual sales levels will likely fluctuate. Sales in any period may not be indicative of sales in future periods. In addition, our result may fluctuate from year to year for the following reasons:

·	long customer sales cycles;

·	reduced demand for our products and services;

·	price reductions;

·	new competitors, or the introduction of enhanced products or services from new or existing competitors;

·	changes in the mix of products and services we or our customers and distributors sell;

·	contract cancellations, delays or amendments by customers;

·	the lack of government demand for our products and services or the lack of government funds appropriated to purchasing our products and services;

·	unforeseen legal expenses, including litigation costs;

·	expenses related to acquisitions;

·	other non-recurring financial charges;

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·	the lack of availability, or increased cost, of key components and subassemblies; and

·	the inability to successfully manufacture in volume, and reduce the price of, certain of our products.

In addition, the period between our initial contact with a potential customer and the purchase of our products and services is often long and subject to delays associated with the budgeting, approval and competitive evaluation processes that frequently accompany significant capital expenditures, particularly by governmental agencies. The typical sales cycle for our government customers has, to date, ranged from nine to 24 months and the typical sales cycle for our commercial customers has ranged from one to six months. A lengthy sales cycle may have an impact on the timing of our revenue, which may cause our quarterly operating results to fall below investor expectations. We believe that a customer’s decision to purchase our products and services is discretionary, involves a significant commitment of resources, and is influenced by customer budgetary cycles. To successfully sell our products and services, we generally must educate our potential customers regarding their use and benefits, which can require significant time and resources. This significant expenditure of time and resources may not result in actual sales of our products and services.

Our reliance on third party technologies, raw materials and components for the development of some of our products may delay product launches, impair our ability to develop and deliver products and hurt our ability to compete in the market.

Most of our products integrate third-party technology that we license and/or raw materials and components that we purchase or otherwise obtain the right to use, including: operating systems, microchips, security and cryptography technology for card operating systems and dual interface technology. Our ability to purchase and license new technologies and components from third parties is and will continue to be critical to our ability to offer a complete line of products that meets customer needs and technological requirements. We may not be able to renew our existing licenses or to purchase components and raw materials on favorable terms, if at all. If we lose the rights to a patented technology, we may need to stop selling or may need to redesign our products that incorporate that technology. We may also lose the potential competitive advantage such technology gave us. In addition, competitors could obtain licenses for technologies for which we are unable to obtain licenses, and third parties may develop or enable others to develop a similar solution to security issues, either of which could adversely affect our results of operations. Also, dependence on the patent protection of third parties may not afford us any control over the protection of the technologies upon which we rely. If the patent protection of any of these third parties were compromised, our ability to compete in the market could also be impaired.

Although we generally use standard raw materials and components for our systems, some of the key raw materials or components are available only from limited sources. Even where multiple sources are available, we typically obtain components and raw materials from only one vendor to ensure high quality, prompt delivery and low cost. If one of our suppliers were unable to meet our supply demands and we could not quickly replace the source of supply, it could have a material adverse effect on our business, operating results and financial condition, for reasons including a delay of receipt of revenues and damage to our business reputation.

Delays in deliveries from our suppliers, defects in goods or components supplied by our vendors, or delays in projects that are performed by our subcontractors could cause our revenues and gross margins to decline.

We rely on a limited number of vendors and subcontractors for certain components of the products we are supplying and projects we perform. In some cases, we rely on a single source vendor or subcontractor. Any undetected flaws in components or other materials to be supplied by our vendors could lead to unanticipated costs to repair or replace these parts or materials. If one of our suppliers were unable to meet our supply demands and we could not quickly replace the source of supply, it could cause a delay of receipt of revenues and damage our business reputation. We depend on subcontractors to adequately perform a substantial part of our projects. If a subcontractor fails to fulfill its obligations under a certain project, it could delay our receipt of revenues for such project and damage our business reputation, and therefore could have a material adverse effect on our business, operating results and financial condition.

Breaches of network or information technology security, natural disasters or terrorist attacks could have an adverse effect on our business.

Cyber-attacks or other breaches of network or information technology (IT) security, natural disasters, terrorist acts or acts of war may cause equipment failures or disrupt our systems and operations. We may be subject to attempts to breach the security of our networks and IT infrastructure through cyber-attack, malware, computer viruses and other means of unauthorized access. While we maintain insurance coverage for some of these events, the potential liabilities associated with these events could exceed the insurance coverage we maintain. A failure to protect the privacy of customer and employee confidential data against breaches of network or IT security could result in damage to our reputation. To date, we have not been subject to cyber-attacks or other cyber incidents which, individually or in the aggregate, resulted in a material impact to our operations or financial condition.

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For us to further penetrate the marketplace, the marketplace must be confident that we provide effective security protection for national and other secured identification documents and cards. Although we have not experienced any act of sabotage or unauthorized access by a third party of our software or technology to date, if an actual or perceived breach of security occurs in our internal systems or those of our customers, regardless of whether we caused the breach, it could adversely affect the market’s perception of our products and services. This could cause us to lose customers, resellers, alliance partners or other business partners, thereby causing our revenues to decline. If we or our customers were to experience a breach of our internal systems, our business could be severely harmed by adversely affecting the market’s perception of our products and services.

Third parties could obtain access to our proprietary information or could independently develop similar technologies.

Despite the precautions we take, third parties may copy or obtain and use our technologies, ideas, know-how and other proprietary information without authorization or may independently develop technologies similar or superior to our technologies. In addition, the confidentiality and non-competition agreements between us and most of our employees, distributors and clients may not provide meaningful protection of our proprietary technologies or other intellectual property in the event of unauthorized use or disclosure. If we are not able to successfully defend our industrial or intellectual property rights, we may lose rights to technologies that we need to develop our business, which may cause us to lose potential revenues, or we may be required to pay significant license fees for the use of such technologies. To date, we have relied primarily on a combination of patents, trade secret and copyright laws, as well as nondisclosure and other contractual restrictions on copying, reverse engineering and distribution to protect our proprietary technology.

Our current patents and any patents that we may register in the future may provide only limited protection for our technology and may not be sufficient to provide competitive advantages to us. For example, competitors could be successful in challenging any issued patents or, alternatively, could develop similar or more advantageous technologies on their own or design around our patents. Any inability to protect intellectual property rights in our technology could enable third parties to compete more effectively with us.

In addition, the laws of certain foreign countries may not protect our intellectual property rights to the same extent as do the laws of Israel or the United States. Our means of protecting our intellectual property rights in Israel, the United States or any other country in which we operate may not be adequate to fully protect our intellectual property rights.

Third parties may assert that we are infringing their intellectual property rights; IP litigation could require us to incur substantial costs even when our efforts are successful.

We may face intellectual property litigation, which could be costly, harm our reputation, limit our ability to sell our products, force us to modify our products or obtain appropriate licenses, and divert the attention of management and technical personnel. Our products employ technology that may infringe on the proprietary rights of others, and, as a result, we could become liable for significant damages and suffer other harm to our business.

Other than the litigation that was initiated over a decade ago and resolved in 2012, we have not been subject to material intellectual property litigation to date. We have received demand letters in the past alleging that products or processes of ours are in breach of patents, which we have denied, but no lawsuits have been filed in respect of such claims.

Litigation may be necessary in the future to enforce any patents we have or may obtain and/or any other intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity, and we may not prevail in any such future litigation. Litigation, whether or not determined in our favor or settled, could be costly, could harm our reputation and could divert the efforts and attention of our management and technical personnel from normal business operations. In addition, adverse determinations in litigation could result in the loss of our proprietary rights, subject us to significant liabilities, require us to seek licenses from third parties, prevent us from licensing our technology or selling or manufacturing our products, or require us to expend significant resources to modify our products or attempt to develop non-infringing technology, any of which could seriously harm our business.

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Our products may contain technology provided to us by third parties. Because we did not develop such technology ourselves, we may have little or no ability to determine in advance whether such technology infringes the intellectual property rights of any other party. Our suppliers and licensors may not be required to indemnify us in the event that a claim of infringement is asserted against us, or they may be required to indemnify us only with respect to intellectual property infringement claims in certain jurisdictions, and/or only up to a maximum amount, above which we would be responsible for any further costs or damages. In addition, we have indemnification obligations to certain parties with respect to any infringement of third-party patents and intellectual property rights by our products. If litigation were to be filed against these parties in connection with our technology, we would be required to defend and indemnify such parties.

We may have significant differences between forecasted demands to actual orders received, which may adversely affect our business.

The lead time for ordering parts and materials and building many of our products can be many months. As a result, we must order parts and materials and build our products based on forecasted demand. If demand for our products lags significantly behind our forecasts, we may produce more products than we can sell, which can result in cash flow problems and write-offs or write-downs of obsolete inventory. If demand for our products exceeds our forecasts, our business may be harmed as a result of delays to perform contracts.

We rely on the services of certain executive officers and key personnel, the loss of which could adversely affect our business.

Our future success depends largely on the efforts and abilities of our executive officers and senior management and other key employees, including technical and sales personnel. The loss of the services of any of these persons could adversely affect our business. We do not maintain any “key-person” life insurance with respect to any of our employees.

Our ability to remain competitive depends in part on attracting, hiring and retaining qualified technical personnel; If we are not successful in such efforts, our business could be disrupted.

Our future success depends in part on the availability of qualified technical personnel, including personnel trained in software and hardware applications within specialized fields. As a result, we may not be able to successfully attract or retain skilled technical employees, which may impede our ability to develop, install, implement and otherwise service our software and hardware systems and to efficiently conduct our operations.

The information technology and network security industries are characterized by a high level of employee mobility and the market for technical personnel remains extremely competitive in certain regions, including Israel. This competition means that (i) there are fewer highly qualified employees available for hire, (ii) the costs of hiring and retaining such personnel are high, and (iii) highly qualified employees may not remain with us once hired. Furthermore, there may be pressure to provide technical employees with stock options and other equity interests in us, which may dilute our shareholders and increase our expenses.

The additions of new personnel and the departure of existing personnel, particularly in key positions, can be disruptive, might lead to additional departures of existing personnel and could have a material adverse effect on our business, operating results and financial condition.

Some of our products are subject to government regulation of radio frequency technology, which could cause a delay in introducing, or an inability to introduce, such products in the United States and other markets.

The rules and regulations of the United States Federal Communications Commission, or the FCC, limit the radio frequency used by and level of power emitting from electronic equipment. Our readers, controllers and other radio frequency technology scanning equipment are required to comply with these FCC rules, which may require certification, verification or registration of the equipment with the FCC. Certification and verification of new equipment requires testing to ensure the equipment’s compliance with the FCC’s rules. The equipment must be labeled according to the FCC’s rules to show compliance with these rules. Testing, processing of the FCC’s equipment certificate or FCC registration and labeling may increase development and production costs and could delay introduction of our verification scanning device and next generation radio frequency technology scanning equipment into the U.S. market. Electronic equipment permitted or authorized to be used by us through FCC certification or verification procedures must not cause harmful interference to licensed FCC users, and may be subject to radio frequency interference from licensed FCC users. Selling, leasing or importing non-compliant equipment is considered a violation of FCC rules and federal law, and violators may be subject to an enforcement action by the FCC. Any failure to comply with the applicable rules and regulations of the FCC could have an adverse effect on our business, operating results and financial condition by increasing our compliance costs and/or limiting our sales in the United States.

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We may fail to maintain effective internal control over financial reporting, which could result in material misstatements in our financial statements.

The Sarbanes-Oxley Act of 2002 imposes certain duties on us and our executives and directors. Our efforts to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 governing internal controls and procedures for financial reporting have resulted in increased general and administrative expense and a diversion of management time and attention, and we expect these efforts to require the continued commitment of significant resources. Section 404 of the Sarbanes-Oxley Act requires management’s annual review and evaluation of our internal control over financial reporting in connection with the filing of the annual report on Form 20-F for each fiscal year. We may identify material weaknesses or significant deficiencies in our internal control over financial reporting. Failure to maintain effective internal control over financial reporting could result in material misstatements in our financial statements. Any such failure could also adversely affect the results of our management’s evaluations and annual auditor reports regarding the effectiveness of our internal control over financial reporting. Failure to maintain effective internal control over financial reporting could result in investigation or sanctions by regulatory authorities and could have a material adverse effect on our operating results, investor confidence in our reported financial information and the market price of our ordinary shares.

Risks Related to Our Ordinary Shares

Volatility of the market price of our ordinary shares could adversely affect our shareholders and us.

The market price of our ordinary shares has been, and is likely to be, highly volatile and could be subject to wide fluctuations in response to numerous factors, including the following:

·	actual or anticipated variations in our quarterly operating results or those of our competitors;

·	announcements by us or our competitors of technological innovations or new and enhanced products;

·	developments or disputes concerning proprietary rights;

·	introduction and adoption of new industry standards;

·	changes in financial estimates by securities analysts;

·	market conditions or trends in our industry;

·	changes in the market valuations of our competitors;

·	announcements by us or our competitors of significant acquisitions;

·	entry into strategic partnerships or joint ventures by us or our competitors;

·	additions or departures of key personnel;

·	political and economic conditions, such as a recession or interest rate or currency rate fluctuations or political events; and

·	other events or factors in any of the countries in which we do business, including those resulting from war, incidents of terrorism, natural disasters or responses to such events.

In addition, the stock market in general, and the market for Israeli companies in particular, has been highly volatile. Many of these factors are beyond our control and may materially adversely affect the market price of our ordinary shares, regardless of our performance. In the past, following periods of market volatility, shareholders have often instituted securities class action litigation relating to the stock trading and price volatility of the company in question. If we were involved in any securities litigation, it could result in substantial cost to us to defend and divert resources and the attention of management from our business.

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We have a shareholder that is able to exercise substantial influence over us and all matters submitted to our shareholders.

Sigma Wave Ltd., or Sigma, is the beneficial owner of approximately 29% of our outstanding shares. Such ownership interest gives Sigma the ability to influence and direct our activities, subject to approvals that may be required for related-party transactions pursuant to Israeli law. Sigma will have influence over the outcome of most matters submitted to our shareholders, including the election of directors and the adoption of a merger agreement, and such influence could make us a less attractive acquisition or investment target. Because the interests of Sigma may differ from the interests of our other shareholders, actions taken by Sigma with respect to us may not be favorable to our other shareholders.

We do not expect to pay cash dividends.

We have never paid cash dividends on our ordinary shares and do not anticipate paying cash dividends in the foreseeable future. According to the Israeli Companies Law, or the Companies Law, dividends may only be paid out of profits legally available for distribution and provided that there is no reasonable concern that such payment will prevent us from satisfying our existing and foreseeable obligations as they become due. The payment of dividends will depend on earnings, financial condition, debt covenants in place, and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our ordinary shares may be less valuable because a return on your investment will only occur if our stock price appreciates.

Risks Related to Our Location and Incorporation in Israel

Political, economic and military instability in Israel may disrupt our operations and negatively affect our business condition, harm our results of operations and adversely affect our share price.

We are incorporated under the laws of, and our principal executive offices and manufacturing and research and development facilities are located in, the State of Israel. As a result, political, economic and military conditions affecting Israel directly influence us. Any major hostilities involving Israel, a full or partial mobilization of the reserve forces of the Israeli army, the interruption or curtailment of trade between Israel and its present trading partners, or a significant downturn in the economic or financial condition of Israel could adversely affect our business, financial condition and results of operations.

Since its establishment in 1948, Israel has been involved in a number of armed conflicts with its Arab neighbors and a state of hostility, varying from time to time in intensity and degree, has continued into 2014. Also, since 2011, riots and uprisings in several countries in the Middle East and neighboring regions have led to severe political instability in several neighboring states and to a decline in the regional security situation. Such instability may affect the local and global economy, could negatively affect business conditions and, therefore, could adversely affect our operations. In addition, Iran has threatened to attack Israel and is widely believed to be developing nuclear weapons. Iran is also believed to have a strong influence among extremist groups in areas that neighbor Israel, such as Hamas in Gaza and Hezbollah in Lebanon. Recently the Hamas in Gaza have increased their attacks on Israel and Israel has retaliated with airborne attacks in the Gaza strip. To date, these matters have not had any material effect on our business and results of operations; however, the regional security situation and worldwide perceptions of it are outside our control and there can be no assurance that these matters will not negatively affect us in the future.

Furthermore, we could be adversely affected by the interruption or reduction of trade between Israel and its trading partners. Some countries, companies and organizations continue to participate in a boycott of Israeli companies and others doing business with Israel or with Israeli companies. As a result, we are precluded from marketing our products to these countries, companies and organizations. Foreign government defense export policies towards Israel could also make it more difficult for us to obtain the export authorizations necessary for our activities. Also, over the past several years, there have been calls, in Europe and elsewhere, to reduce trade with Israel. Restrictive laws, policies or practices directed towards Israel or Israeli businesses may have an adverse impact on our operations, our financial results or the expansion of our business.

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Our financial results may be adversely affected by inflation and currency fluctuations.

We report our financial results in dollars, while a portion of our expenses, primarily salaries, are paid in NIS. Therefore, our NIS related costs, as expressed in U.S. dollars, are influenced by the exchange rate between the U.S. dollar and the NIS. The appreciation of the NIS against the U.S. dollar will result in an increase in the U.S. dollar cost of our NIS expenses. We are also influenced by the timing of, and the extent to which, any increase in the rate of inflation in Israel over the rate of inflation in the United States is not offset by the devaluation of the NIS in relation to the dollar. Our dollar costs in Israel will increase if inflation in Israel exceeds the devaluation of the NIS against the dollar or if the timing of such devaluation lags behind inflation in Israel. In the past, the NIS exchange rate with the dollar and other foreign currencies had fluctuated, generally reflecting inflation rate differentials. We cannot predict any future trends in the rate of inflation in Israel or the rate of devaluation or appreciation of the NIS against the dollar. If the dollar cost of our operations in Israel increases, our dollar measured results of operations will be adversely affected. From time to time, we engage in currency-hedging transactions intended to reduce the effect of fluctuations in foreign currency exchange rates on our financial position and results of operations. However, any such hedging transaction may not materially reduce the effect of fluctuations in foreign currency exchange rates on such results.

Our operations could be disrupted as a result of the obligation of management or key personnel to perform military service in Israel.

Generally, all nonexempt male adult citizens and permanent residents of Israel under the age of 40, or older for reserves officers or citizens with certain occupations, as well as certain female adult citizens and permanent residents of Israel, are obligated to perform annual military reserve duty and are subject to being called for active duty at any time under emergency circumstances. While we have operated effectively under these requirements since our incorporation, we cannot predict the full impact of such conditions on us in the future, particularly if emergency circumstances occur. If many of our employees are called for active duty, our operations in Israel and our business, operating results and financial condition may be adversely affected.

Your rights and responsibilities as a shareholder will be governed by Israeli law and differ in some respects from the rights and responsibilities of shareholders under U.S. law.

We are incorporated under Israeli law. The rights and responsibilities of holders of our ordinary shares are governed by our Memorandum of Association and Articles of Association and by Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders in typical U.S. corporations. In particular, a shareholder of an Israeli company has a duty to act in good faith and customary manner in exercising his or her rights and fulfilling his or her obligations toward the company and other shareholders, and to refrain from misusing his power, including, among other things, when voting at the general meeting of shareholders on certain matters. Israeli law provides that these duties are applicable to shareholder votes on, among other things, amendments to a company’s articles of association, increases in a company’s authorized share capital and mergers and interested party transactions requiring shareholder approval. A shareholder also has a general duty to refrain from exploiting any other shareholder of his or her rights as a shareholder. In addition, a controlling shareholder of an Israeli company or a shareholder who knows that it possesses the power to determine the outcome of a shareholder vote or who, under our Articles of Association, has the power to appoint or prevent the appointment of a director or executive officer in the company, has a duty of fairness toward the company. Israeli law does not define the substance of this duty of fairness, but provides that remedies generally available upon a breach of contract will apply also in the event of a breach of the duty to act with fairness. Because Israeli corporate law has undergone extensive revision in recent years, there is little case law available to assist in understanding the implications of these provisions that govern shareholder behavior.

Provisions of Israeli law may delay, prevent or otherwise encumber a merger with or an acquisition of our company, which could prevent a change of control, even when the terms of such transaction are favorable to us and our shareholders.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to these types of transactions. Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to some of our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. These provisions of Israeli law could delay, prevent or impede a merger with or an acquisition of our company, which could prevent a change of control, even when the terms of such transaction are favorable to us and our shareholders and therefore potentially depress the price of our shares.

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Our shareholders may face difficulties in the enforcement of civil liabilities against us and our officers and directors and Israeli auditors or in asserting U.S. securities law claims in Israel.

Most of our officers and directors and our Israeli auditors are residents of Israel or otherwise reside outside of the United States. SuperCom Ltd. is incorporated under Israeli law and its principal office and facilities are located in Israel. All or a substantial portion of the assets of such persons are or may be located outside of the United States. Therefore, service of process upon SuperCom Ltd., such directors and officers and our Israeli auditors may be difficult to effect in the United States. It also may be difficult to enforce a U.S. judgment against SuperCom Ltd., such officers and directors and our Israeli auditors as any judgment obtained in the United States against such parties may not be collectible in the United States. In addition, it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.

Being a foreign private issuer exempts us from certain SEC requirements.

As a foreign private issuer within the meaning of rules promulgated under the U.S. Securities and Exchange Act of 1934, as amended, or the Exchange Act, we are exempt from certain provisions applicable to U.S. public companies including:

·	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q and current reports on Form 8-K;

·	the sections of the Exchange Act regulating the solicitation of proxies in connection with shareholder meetings;

·	the provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

·	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction (i.e., a purchase and sale, or sale and purchase, of the issuer’s equity securities within less than six months).

Because of these exemptions, investors are not afforded the same protections or information generally available to investors holding shares in public companies organized in the U.S.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in it by reference contain forward-looking statements which involve known and unknown risks and uncertainties. We include this notice for the express purpose of permitting us to obtain the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. Examples of forward-looking statements include: projections of capital expenditures, competitive pressures, revenues, growth prospects, product development, financial resources and other financial matters. You can identify these and other forward-looking statements by the use of words such as “may,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential” or the negative of such terms, or other comparable terminology.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges:

	Year Ended December 31,
	2013	2012	2011	2010	2009

Ratio of earnings to fixed charges	81	9	2	(1)	(1)

(1) Earnings for the years ended December 31, 2010 and 2009 were inadequate to cover fixed changes by $1,726 and $1,908.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization as of March 31, 2014.

As of December 31, 2013
(U.S. dollars in thousands)
Short-term debt (including current maturities of long term loans and debt)	1
Long-term loans	-
Total shareholders' equity	19,392
Total liabilities and shareholders' equity	31,708

MARKET FOR OUR ORDINARY SHARES

Our ordinary shares have been listed on the NASDAQ Capital Market since September 17, 2013 (symbol: SPCB). Our shares previously traded on the OTCQB electronic quotation service.

Annual Share Price Information

The following table sets forth, each of the years indicated, the high and low market prices of our ordinary shares on the NASDAQ Capital Market, or the OTCQB Market, as applicable.

Year	High	Low

2009	$2.89	$0.85
2010	$1.23	$0.21
2011	$0.59	$0.17
2012	$0.85	$0.04
2013	$5.65	$0.30

Quarterly Share Price Information

The following table sets forth, for each of the full financial quarters in the years indicated the high and low market prices of our ordinary shares on the NASDAQ Capital Market, or the OTCQB Market, as applicable:

	High	Low

2012
First quarter	$0.72	$0.09
Second quarter	$0.85	$0.17
Third quarter	$0.85	$0.04
Fourth quarter	$0.72	$0.04

2013
First quarter	$1.87	$0.21
Second quarter	$2.30	$0.94
Third quarter	$6.12	$2.13
Fourth quarter	$4.97	$3.65

2014
First quarter	$7.41	$4.63
Second quarter	$10.88	$6.21
Third quarter (through July 14, 2014)	$10.58	$8.50

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Monthly Share Price Information

The following table sets forth, for the most recent six months, the high and low market prices of our ordinary shares on the NASDAQ Capital Market:

	High	Low
January 2014	$7.03	$4.63
February 2014	$6.38	$5.41
March 2014	$7.41	$5.6
April 2014	$8.85	$6.21
May 2014	$9.86	$7.00
June 2014	$10.28	$8.47
July 2014 (through July 14, 2014)	$10.58	$8.50

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital expenditures, acquisitions and investments. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in any one or more of the following methods from time to time:

·	to or through one or more underwriters on a firm commitment or best efforts basis;

·	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·	through agents;

·	through privately negotiated transactions;

·	directly to purchasers, including our affiliates;

·	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

·	exchange distributions and/or secondary distributions;

·	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

·	to one or more underwriters for resale to the public or to investors;

·	in “at the market offerings,” to or through a market maker or into an existing trading market, on an exchange or otherwise;

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·	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

·	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

·	in any combination of these methods of sale.

The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:

·	the name or names and addresses of any underwriters, dealers or agents;

·	the purchase price of the securities and the proceeds to us from the sale;

·	any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

·	the public offering price;

·	any discounts or concessions allowed or reallowed or paid to dealers;

·	any securities exchanges or markets on which such securities may be listed; and

·	any delayed delivery arrangements.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices, or in a combination of any of the above noted pricing methods.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority, or FINRA, limitations. In particular, in compliance with the guidelines of FINRA, the aggregate maximum fees or other items of value to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this registration statement.

Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

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Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

We also may sell directly to investors through subscription rights distributed to our shareholders on a pro rata basis. In connection with any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make. We may use underwriters, dealers, agents and remarketing firms with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealers, agents and/or remarketing firm and the nature of any such relationship.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us or any of our subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities.

The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us or any of our subsidiaries and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us or any of our subsidiaries to indemnification by us or any of our subsidiaries against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us or any of our subsidiaries in the ordinary course of business.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

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An underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriter to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These activities may cause the price of our securities to be higher than it would otherwise be on the open market. The underwriter may discontinue any of these activities at any time.

All securities we offer, other than ordinary shares, will be new issues of securities, with no established trading market. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital consists of 18,000,000 ordinary shares, nominal value NIS 0.25 per share.

All of our outstanding ordinary shares are validly issued, fully paid and non-assessable and have equal rights. Our ordinary shares are not redeemable and do not have any preemptive rights.

The description below is a summary of the material provisions of our Articles of Association and of related material provisions of the Companies Law.

Dividend and Liquidation Rights

Under Israeli law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that we do not have retained earnings or earnings generated over the two most recent years legally available for distribution, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares on a pro-rata basis. Dividend and liquidation rights may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Voting

Holders of our ordinary shares have one vote per ordinary share on all matters submitted to a vote of shareholders at a shareholder meeting. Shareholders may vote at shareholder meetings either in person, by proxy or, with respect to certain resolutions, by a voting instrument.

Israeli law does not allow public companies to adopt shareholder resolutions by means of written consent in lieu of a shareholder meeting.

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Limitations on the Rights to Own Ordinary Shares in Our Company

The ownership or voting of ordinary shares by non-residents of Israel is not restricted in any way by our Articles of Association or the laws of the State of Israel, except for anti-terror legislation and legislation prohibiting citizens of countries in a state of war with Israel from being recognized as owners of ordinary shares.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. Rather, under our Articles of Association, our directors are elected by the holders of a simple majority of our ordinary shares at a general shareholder meeting (excluding abstentions). As a result, the holders of our ordinary shares that represent more than 50% of the voting power represented at a shareholder meeting and voting thereon (excluding abstentions) have the power to elect any or all of our directors whose positions are being filled at that meeting, subject to the special approval requirements for external directors. In addition, under our Articles of Association, vacancies on our board of directors, including vacancies resulting from there being fewer than the maximum number of directors permitted by our Articles of Association, may be filled by a vote of a simple majority of the directors then in office.

Annual and Extraordinary Meetings

We are required to convene an annual general meeting of our shareholders at least once every calendar year and within a period of not more than 15 months following the preceding annual general meeting. Our board of directors may convene a special general meeting of our shareholders and is required to do so at the request of two directors or one quarter of the members of our board of directors, or at the request of one or more holders of 5% or more of our outstanding share capital and 1% of our voting power, or the holder or holders of 5% or more of our voting power. All shareholder meetings require prior notice of at least 21 days. The chairman of our board of directors presides over our general meetings. However, if at any general meeting the chairman is not present within 15 minutes after the appointed time, or is unwilling to act as chairman of such meeting, then the shareholders present will choose any other person present to be chairman of the meeting. Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting, depending on the type of meeting and whether written proxies are being used.

Quorum

Pursuant to our Articles of Association, the quorum required for a meeting of our shareholders is the presence of two or more shareholders present in person, by proxy or by a voting instrument, who hold at least 25% of our voting power. A meeting adjourned for lack of a quorum is generally adjourned one week thereafter at the same time and place, or to such other day, time and place, as our board of directors may indicate in the notice of the meeting to the shareholders. Pursuant to our Articles of Association, at the reconvened meeting, the meeting will take place with whatever number of participants is present.

Resolutions

Under the Companies Law, unless otherwise provided in our Articles of Association or applicable law, all resolutions of the shareholders require a simple majority of the voting rights represented at the meeting, in person, by proxy or, with respect to certain resolutions, by a voting instrument, and voting on the resolution (excluding abstentions). A resolution for the voluntary winding up of the company requires the approval by the holders of 75% of the voting rights represented at the meeting, in person or by proxy and voting on the resolution (excluding abstentions).

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register and register of significant shareholders (as defined in the Companies Law), our Articles of Association, our financial statements and any document we are required by law to file publicly with the Israeli Companies Registrar or with the Israel Securities Authority. In addition, any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to: (i) any action or transaction with a related party which requires shareholder approval under the Companies Law; or (ii) the approval, by the board of directors, of an action in which an office holder has a personal interest. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a commercial or technological secret or that the document’s disclosure may otherwise impair our interests.

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Transfer of Ordinary Shares and Notices

Fully paid ordinary shares are issued in registered form and may be freely transferred under our Articles of Association unless the transfer is restricted or prohibited by another instrument, Israeli law or the rules of a stock exchange on which the shares are traded.

Anti-Takeover Provisions; Mergers and Acquisitions

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would, as a result, hold over 90% of the target company’s issued and outstanding share capital (or over 90% of the issued and outstanding share capital of a certain class of shares) is required by the Companies Law to make a tender offer to all of the company’s shareholders (or all of the shareholders who hold shares of the same class) for the purchase of all of the issued and outstanding shares of the company or of a certain class. If the shareholders who do not respond to or accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class of the shares, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept it hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of the shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (a) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (b) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This rule does not apply if there is already another holder of 25% or more of the voting rights in the company.

Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, provided there is no other shareholder of the company who holds more than 45% of the voting rights in the company.

These requirements do not apply if the acquisition (i) occurs in the context of a private placement, that was approved by the company’s shareholders and whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds 25% or more of the voting rights in the company, or as a private placement whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a shareholder holding 25% or more of the voting rights in the company and resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company.

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A special tender offer must be for shares representing at least 5% of the outstanding voting rights, and must be extended to all shareholders of a company. The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror, and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer or will abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention.

An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages resulting from his acts, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer is accepted, then shareholders who did not respond to the special offer or had objected to the special tender offer may accept the offer within four days of the last day set for the acceptance of the offer.

In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it and any corporation controlled by them must refrain from making a subsequent tender offer for the purchase of shares of the target company and may not effect a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, a majority of each party’s shareholders. Under our Articles of Association, a merger shall require the approval of 66% of the voting rights represented at a meeting of our shareholders and voting on the matter, in person or by proxy, and any amendment to such provision shall require the approval of 60% of the voting rights represented at a meeting of our shareholders and voting on the matter, in person or by proxy.

The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, taking into account the financial condition of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voting at the shareholders meeting (excluding abstentions) that are held by parties other than the other party to the merger, any person who holds 25% or more of the outstanding shares or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger.

In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders.

If the transaction would have been approved but for the separate approval of each class of shares or the exclusion of the votes of certain shareholders as provided above, a court may still rule that the company has approved the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the appraisal of the merging companies’ value and the consideration offered to the shareholders.

Under the Companies Law, each merging company must send a copy of the proposed merger plan to its secured creditors. Unsecured creditors are entitled to receive notice of the merger, as provided by the regulations promulgated under the Companies Law. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the target company. The court may also give instructions in order to secure the rights of creditors.

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In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies was obtained.

Tax Law

Israeli tax law treats some acquisitions, such as stock-for-stock swaps between an Israeli company and a foreign company, less favorably than U.S. tax law. For example, Israeli tax law may subject a shareholder who exchanges ordinary shares in an Israeli company for shares in a non-Israeli corporation to immediate taxation unless such shareholder receives authorization from the Israeli Tax Authority for different tax treatment.

Establishment

We were incorporated under the laws of Israel in 1988 as SuperCom Ltd. and changed our name to Vuance Ltd. on May 14, 2007. We changed  our name back to SuperCom Ltd. in January 2013. We are registered with the Israeli Registrar of Companies in Jerusalem. Our registration number is 520044074.  Our purpose as set forth in our amended and restated articles of association is to engage in any lawful business.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

·	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

·	the currency or currency units in which the offering price, if any, and the exercise price are payable;

·	the designation, amount, and terms of the securities purchasable upon exercise of the warrants;

·	if applicable, the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;

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·	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

·	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

·	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

·	any applicable material U.S. federal income tax consequences;

·	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, or other agents;

·	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

·	if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;

·	if applicable, the minimum or maximum amount of the warrants that may be exercised at any other time;

·	information with respect to book-entry procedures, if any;

·	the anti-dilution provisions of the warrants, if any;

·	any redemption or call provisions;

·	whether the warrants are to be sold separately or with other securities as parts of units; and

·	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between SuperCom Ltd. and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

·	the title of the series;

·	the aggregate principal amount;

·	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

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·	any limit on the aggregate principal amount;

·	the date or dates on which principal is payable;

·	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

·	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

·	the place or places where principal and, if applicable, premium and interest, is payable;

·	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

·	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

·	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

·	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

·	the currency of denomination;

·	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

·	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

·	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

·	the provisions, if any, relating to any collateral provided for such debt securities;

·	any events of default;

·	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

·	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

·	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of SuperCom Ltd.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

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The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

·	the price, if any, for the subscription rights;

·	the exercise price payable for each ordinary share upon the exercise of the subscription rights;

·	the number of subscription rights to be issued to each shareholder;

·	the number and terms of the shares ordinary shares which may be purchased per each subscription right;

·	the extent to which the subscription rights are transferable;

·	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

·	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

·	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

·	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see the sections entitled “Where You Can Find More Information” and “Incorporation of Information by Reference.” We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

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Any applicable prospectus supplement will describe:

·	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

·	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

·	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer warrants, see the sections entitled “Where You Can Find More Information” and “Incorporation of Information by Reference.” We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

FOREIGN EXCHANGE CONTROLS AND OTHER LIMITATIONS

Non-residents of Israel who purchase our ordinary shares may freely convert all amounts received in Israeli currency in respect of such ordinary shares, whether as a dividend, liquidation distribution or as proceeds from the sale of the ordinary shares, into freely-repatriable non-Israeli currencies at the rate of exchange prevailing at the time of conversion (provided in each case that the applicable Israeli income tax, if any, is paid or withheld).

Until May 1998, Israel imposed extensive restrictions on transactions in foreign currency. These restrictions were largely lifted in May 1998. Since January 1, 2003, all exchange control restrictions have been eliminated (although there are still reporting requirements for foreign currency transactions). Legislation remains in effect, however, pursuant to which currency controls can be imposed by administrative action at any time.

The State of Israel does not restrict in any way the ownership or voting of our ordinary shares by non-residents of Israel, except with respect to subjects of countries that are in a state of war with Israel.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act of 1933, is Supercom Inc., 902 Broadway, New York, New York 10010.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

Securities and Exchange Commission registration fee	$6,440
Legal fees and expenses	$13,000
Accountants’ fees and expenses	$18,000
Printing fees	$2,400
Miscellaneous	$2,000
Total	$41,840

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LEGAL MATTERS

Carter Ledyard & Milburn LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement. The validity of the securities offered hereunder will be passed upon for us by S. Friedman & Co., Tel Aviv, Israel.

EXPERTS

The financial statements as of December 31, 2013 and for the years ended December 31, 2013 and 2012 incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2013 have been so incorporated in reliance on the report of Brightman Almagor Zohar & Co., a member firm of Deloitte Touche Tohmatsu, independent registered public accountants, as set forth in their report thereon and incorporated herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of SuperCom Ltd. (formarly Vuance Ltd.) for the year ended December 31, 2011 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Fahn, Kanne & Co. Grant Thornton Israel, a member of Grant Thornton International Ltd., and independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and special reports and other information with the Securities and Exchange Commission (Commission File Number 000-21218). These filings contain important information that does not appear in this prospectus. For further information about us, you may read and copy these filings at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0102. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 551-8090. Our SEC filings are also available on the SEC Internet site at http://www.sec.gov, which contains periodic reports and other information regarding issuers that file electronically.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual and special reports and other information with the Commission (File Number 001-33668). These filings contain important information which does not appear in this prospectus. The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the Commission. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the Commission on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered.

·	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2013;

·	Our Current Reports on Form 6-K dated May 5, 2014, June 9, 2014 and June 11, 2014.

In addition, we may incorporate by reference into this prospectus our reports on Form 6-K filed after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests SuperCom Ltd., 1 Arie Shenkar Street, Hertzliya Pituach 4672514, Israel, Tel: +972-9-8890850. You may also obtain information about us by visiting our website at www.supercom.com. Information contained in our website is not part of this prospectus.

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We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or Exchange Act. As a result, (i) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (ii) transactions in our equity securities by our officers, directors and principal shareholders are exempt from Section 16 of the Exchange Act; and (iii) we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We make available to our shareholders an annual report containing financial statements that have been examined and reported on, with an opinion expressed by, an independent registered public accounting firm. Since June 7, 2004, we have been making all required filings with the Commission electronically, and these filings are available via the Internet at the Commission’s website at http://www.sec.gov.

ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

There is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in Israel. However, subject to specified time limitations, an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment,

•	the judgment is no longer appealable,

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy, and

•	the judgment is executory in the state in which it was given.

Even if the above conditions are satisfied, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

An Israeli court also will not declare a foreign judgment enforceable if:

•	the judgment was obtained by fraud,

•	there was no due process,

•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel,

•	the judgment is at variance with another judgment that was given in the same matter between the same parties and which is still valid, or

•	at the time the action was brought in the foreign court a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency. Judgment creditors must bear the risk of unfavorable exchange rates.

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SUPERCOM LTD.

Ordinary Shares

Warrants

Debt Securities

Subscription Rights

Units

PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell or buy any of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date that appears below.

          July 25 , 2014

Shares

Ordinary Shares

PROSPECTUS SUPPLEMENT

Sole Book-runner

Cowen and Company

, 2015